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                           EAGLE-PICHER HOLDINGS, INC.
                                    AS ISSUER

                                       AND

                                   AS TRUSTEE

                                  $141,910,000

                      11 3/4% EXCHANGE DEBENTURES DUE 2008

                                ----------------------

                                    INDENTURE

                           Dated as of _______________

                                ----------------------

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                                TABLE OF CONTENTS

                             ----------------------

                                                                       PAGE
                                                                       ----
                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.  Definitions .......................................       1
SECTION 1.02.  Other Definitions .................................      23
SECTION 1.03.  Incorporation by Reference of TIA .................      24
SECTION 1.04.  Rules of Construction .............................      24

                                    ARTICLE 2
                            THE EXCHANGE DEBENTURES
SECTION 2.01.  Form and Dating ....................................      24
SECTION 2.02.  Execution and Authentication; Authentication Agent .      26
SECTION 2.03.  Registrar and Paying Agent .........................      27
SECTION 2.04.  Paying Agent to Hold Money in Trust ................      27
SECTION 2.05.  Holder Lists .......................................      27
SECTION 2.06.  Transfer and Exchange ..............................      28
SECTION 2.07.  Book-entry Provisions for Global Exchange Debentures      29
SECTION 2.08.  Replacement Exchange Debentures ....................      30
SECTION 2.09.  Outstanding Exchange Debentures ....................      30
SECTION 2.10.  Treasury Exchange Debentures .......................      30
SECTION 2.11.  Temporary Exchange Debentures ......................      30
SECTION 2.12.  Cancellation .......................................      31
SECTION 2.13.  Defaulted Interest .................................      31
SECTION 2.14.  Record Date ........................................      31
SECTION 2.15.  CUSIP and CINS Numbers .............................      31

                                    ARTICLE 3
                       REDEMPTIONS AND OFFERS TO PURCHASE
SECTION 3.01.  Notices to Trustee ................................      32
SECTION 3.02.  Selection of Exchange Debentures to Be Redeemed
               or Purchased ......................................      32
SECTION 3.03.  Notice of Redemption ..............................      33
SECTION 3.04.  Effect of Notice of Redemption ....................      34
SECTION 3.05.  Deposit of Redemption Price .......................      34
SECTION 3.06.  Exchange Debentures Redeemed in Part ..............      34
SECTION 3.07.  Redemption Provisions .............................      34
SECTION 3.08.  Mandatory Offers ..................................      35






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
                                                                       PAGE
                                                                       ----
                                    ARTICLE 4
                                    COVENANTS
SECTION 4.01.  Payment of Exchange Debentures ....................      36
SECTION 4.02.  Reports............................................      37
SECTION 4.03.  Compliance Certificate ............................      37
SECTION 4.04.  Stay, Extension and Usury Laws ....................      38
SECTION 4.05.  Limitation on Restricted Payments .................      38
SECTION 4.06.  Limitations on Additional Indebtedness ............      40
SECTION 4.07.  Limitation on the Issuance of Capital Stock of
               Restricted Subsidiaries ...........................      40
SECTION 4.08.  Limitation on Transactions with Affiliates ........      41
SECTION 4.09.  Taxes .............................................      42
SECTION 4.10.  Limitations on Restrictions on Distributions from
               Restricted Subsidiaries ...........................      42
SECTION 4.11.  Maintenance of Office or Agencies .................      42
SECTION 4.12.  Change of Control .................................      43
SECTION 4.13.  Limitations on Asset Sales ........................      44
SECTION 4.14.  Limitations on Activities by Parent ...............      46

                                    ARTICLE 5
                                   SUCCESSORS
SECTION 5.01.  Limitations on Mergers and Certain Other
               Transactions ......................................      46

                                    ARTICLE 6
                             DEFAULTS AND REMEDIES
SECTION 6.01.  Events of Default .................................      47
SECTION 6.02.  Acceleration ......................................      48
SECTION 6.03.  Other Remedies ....................................      49
SECTION 6.04.  Waiver of Past Defaults ...........................      49
SECTION 6.05.  Control by Majority of Holders ....................      49
SECTION 6.06.  Limitations on Suits by Holders ...................      49
SECTION 6.07.  Rights of Holders to Receive Payment ..............      50
SECTION 6.08.  Collection Suit by Trustee ........................      50
SECTION 6.09.  Trustee May File Proofs of Claim ..................      50
SECTION 6.10.  Priorities ........................................      51
SECTION 6.11.  Undertaking for Costs .............................      51
SECTION 6.12.  Willful Default ...................................      51

                                       ii





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
                                                                       PAGE
                                                                       ----
                                    ARTICLE 7
                                    TRUSTEE
SECTION 7.01.  Duties of Trustee .................................      52
SECTION 7.02.  Rights of Trustee .................................      53
SECTION 7.03.  Individual Rights of Trustee ......................      53
SECTION 7.04.  Trustee's Disclaimer ..............................      53
SECTION 7.05.  Notice to Holders of Defaults and Events
               of Default ........................................      53
SECTION 7.06.  Reports by Trustee to Holders .....................      54
SECTION 7.07.  Compensation and Indemnity ........................      54
SECTION 7.08.  Replacement of Trustee ............................      55
SECTION 7.09.  Successor Trustee by Merger, Etc ..................      56
SECTION 7.10.  Eligibility; Disqualification .....................      56
SECTION 7.11.  Preferential Collection of Claims Against Company..      56

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE
SECTION 8.01.  Discharge of Liability on Exchange Debentures;
               Defeasance ........................................      56
SECTION 8.02.  Conditions to Defeasance ..........................      57
SECTION 8.03.  Application of Trust Money ........................      58
SECTION 8.04.  Repayment to Parent ...............................      59
SECTION 8.05.  Indemnity for Government Securities ...............      59
SECTION 8.06.  Reinstatement .....................................      59

                                    ARTICLE 9
                                   AMENDMENTS
SECTION 9.01.  Amendments and Supplements Permitted without
               Consent of  Holders ...............................      59
SECTION 9.02.  Amendments and Supplements Requiring Consent
               of Holders ........................................      60
SECTION 9.03.  Compliance with TIA ...............................      61
SECTION 9.04.  Revocation and Effect of Consents .................      61
SECTION 9.05.  Notation or Exchange of Exchange Debentures .......      61
SECTION 9.06.  Trustee Protected .................................      62



                                      iii






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
                                                                       PAGE
                                                                       ----
                                   ARTICLE 10
                                 SUBORDINATION
SECTION 10.01.  Agreement to Subordinate .........................      62
SECTION 10.02.  Liquidation; Dissolution; Bankruptcy .............      62
SECTION 10.03.  No Payment on Exchange Debentures in Certain
                Circumstances ....................................      63
SECTION 10.04.  Acceleration of Exchange Debentures ..............      64
SECTION 10.05.  When Distributions Must Be Paid Over .............      64
SECTION 10.06.  Notice............................................      64
SECTION 10.07.  Subrogation ......................................      65
SECTION 10.08.  Relative Rights ..................................      65
SECTION 10.09.  Parent and Holders May Not Impair Subordination...      66
SECTION 10.10.  Distribution or Notice to Representative .........      66
SECTION 10.11.  Rights of Trustee and Paying Agent ...............      67
SECTION 10.12.  Authorization to Effect Subordination ............      67

                                   ARTICLE 11
                                 MISCELLANEOUS
SECTION 11.01.  Trust Indenture Act Controls .....................      67
SECTION 11.02.  Notices ..........................................      68
SECTION 11.03.  Communication by Holders with Other Holders.......      68
SECTION 11.04.  Certificate and Opinion As to Conditions
                Precedent ........................................      69
SECTION 11.05.  Statements Required in Certificate or Opinion.....      69
SECTION 11.06.  Rules by Trustee and Agents ......................      69
SECTION 11.07.  Legal Holidays ...................................      69
SECTION 11.08.  No Recourse Against Others .......................      69
SECTION 11.09.  Counterparts .....................................      69
SECTION 11.10.  Initial Appointments, Compliance Certificates.....      69
SECTION 11.11.  Governing Law ....................................      70
SECTION 11.12.  No Adverse Interpretation of Other Agreements.....      70
SECTION 11.13.  Successors .......................................      70
SECTION 11.14.  Severability .....................................      70
SECTION 11.15.  Third Party Beneficiaries ........................      70
SECTION 11.16.  Table of Contents, Headings, Etc .................      70

                                       iv






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        INDENTURE, dated as of ____________, is by and among Eagle-Picher
Holdings, Inc. ("Parent"), and _______________, as trustee (the "TRUSTEE").

        Parent and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Exchange Debentures:


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

        SECTION 1.01 Definitions.

        "ACQUIRED INDEBTEDNESS" means (a) with respect to any Person that becomes a Restricted Subsidiary after the date of this Indenture, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (b) with respect to the Company or any of its Restricted Subsidiaries, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

        "ACQUISITION" means the acquisition by E-P Acquisition, Inc. and Parent of Eagle Picher Industries, Inc., from Eagle-Picher Industries, Inc. Personal Injury Settlement Trust (the "SETTLEMENT TRUST") as contemplated under the Merger Agreement, dated as of December 23, 1997 (the "Merger Agreement"), among the Settlement Trust, Eagle-Picher Industries, Inc., E-P Acquisition, Inc.
and Parent.

        "ACQUISITION MERGER" means the merger upon the closing of the Acquisition between E-P Acquisition, Inc. and Eagle-Picher Industries, Inc., with Eagle-Picher Industries, Inc. as the surviving corporation.

        "ADJUSTED CONSOLIDATED INTEREST COVERAGE RATIO" means, with respect to any determination date, the Consolidated Interest Coverage Ratio determined with respect to such date in accordance with the terms thereof, but with the following adjustments: (i) all references therein to "Consolidated Interest Expense" shall be replaced with "Adjusted Consolidated Interest Expense" and
(ii) any Special Purpose Acquisition Subsidiary existing as of such date shall be deemed a Restricted Subsidiary for purposes of determining EBITDA, Consolidated Interest Expense and the Adjusted Consolidated Interest Coverage Ratio for the relevant Reference Period referred to therein.





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


         "ADJUSTED CONSOLIDATED INTEREST EXPENSE" means, for any period, (i) Consolidated Interest Expense for such period plus (ii) to the extent not otherwise included in determining Consolidated Interest Expense for such period, Exchange Debentures Expense for such period.

         "ADJUSTED CONSOLIDATED NET INCOME" means, for any period, (i) Consolidated Net Income for such period minus (ii) to the extent not otherwise deducted in determining Consolidated Net Income for such period, Exchange Debentures Expense for such period.

         "ADJUSTED COVERAGE RATIO INCURRENCE CONDITION" would be met at any specified time only if the Company (or its Successor, as the case may be) would be able to incur $1.00 of additional Indebtedness at such specified time pursuant to the Consolidated Interest Coverage Ratio test set forth in Section , if such test were applied at such date using the Adjusted Consolidated Interest Coverage Ratio.

         "AFFILIATE" of any Person means any Person (i) which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person, (ii) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock, or more than 20% of all classes of Capital Stock (other than preferred stock) in the aggregate, of the referent Person, (iii) of which 10% or more of the Voting Stock, or more than 20% of all classes of Capital Stock (other than preferred stock) in the aggregate, is beneficially owned or held, directly or indirectly, by the referent Person or (iv) with respect to an individual, any immediate family member of such Person. For purposes of this definition, control of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "AGENT" means any Registrar, Paying Agent, or co-registrar appointed pursuant to Section 2.03.

         "ASSET SALE" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one transaction or a series of related transactions, of (a) any Capital Stock of any Subsidiary or (b) any other properties or assets of the Company or any of its Subsidiaries other than transfers of cash, Cash Equivalents, accounts receivable, inventory or other properties or assets in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any of the following: (i) any transfer of properties or assets (including Capital Stock) that is governed by, and made in accordance with, the provisions of Article ; (ii) any transfer of properties or assets to an Unrestricted Subsidiary, if permitted under Section 4.05; (iii) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either no longer used or useful in the business of the Company or its Subsidiaries, provided that the proceeds thereof are used to purchase replacement or similar assets for use in the business of the Company and its Subsidiaries; and (iv) any transfers that, but for this clause (iv),

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would be Asset Sales, if after giving effect to such transfers, the aggregate
Fair Market Value of the properties or assets transferred in such transaction or any such series of related transactions does not exceed $500,000.

         "ATTRIBUTABLE INDEBTEDNESS," when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, property subject to such Sale and Leaseback Transaction and the present value (discounted at a rate equivalent to the Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

         "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended.

         "BANKRUPTCY LAW" means the Bankruptcy Code or any similar federal or state law for the relief of debtors.

         "BOARD OF DIRECTORS" of any Person means the board of directors of such Person. Unless otherwise specified, "BOARD OF DIRECTORS" means the Board of Directors of Parent.

        "BOARD RESOLUTION" means a duly adopted resolution of a Board of Directors.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, the State of Ohio or at a place of payment are authorized by law, regulation or executive order to remain closed.

         "CAPITAL STOCK" of any Person means (i) any and all shares or other equity interests (including without limitation common stock, preferred stock and partnership interests) in such Person and (ii) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

         "CAPITALIZED LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "CASH EQUIVALENTS" means (i) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) U.S. dollar denominated time deposits and certificates of deposit of any financial institution (a) that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million or (b) whose short-term commercial paper rating or that of its parent company is at least A-1 or the equivalent

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thereof from S&P or P-1 or the equivalent thereof from Moody's (any such bank, an "APPROVED BANK"), in each case with a maturity of 360 days or less from the date of acquisition; (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing no more than 360 days from the date of acquisition; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii)(a) above; (v) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above; and (vi) time deposits and certificates of deposit of any commercial bank of recognized standing having capital and surplus in excess of the local currency equivalent of $100,000,000 incorporated in a country where the Company has one or more locally operating Foreign Subsidiaries, and that is, as of the Issue Date, providing banking services to the Company or any of its Foreign Subsidiaries.

         "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the consummation of any transaction the result of which is (x) if such transaction occurs prior to the first sale of Voting Stock of Parent or the Company pursuant to a registration statement under the Securities Act that results in at least 20% of the then outstanding Voting Stock of Parent or the Company having been sold to the public, that either (A) Control Group Members beneficially own, directly or indirectly, less than 51% of the Voting Stock of the Company or Parent (such percentage determined, for purposes of this definition, as a percentage of the total voting power of all Voting Stock of the relevant Person) or (B) any other Person or group (as such term is used in
Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of 51% of the Voting Stock of the Company or Parent (including in any event through direct or indirect beneficial ownership of Capital Stock of Control Group Members referred to in clause (ii) of the definition thereof) and (y) if such transaction occurred thereafter, that any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than Control Group Members), is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of 40% of the Voting Stock of the Company or Parent at any time at which Control Group Members do not beneficially own, directly or indirectly, at least 51% of the Voting Stock of the Company and Parent, (ii) the Company or Parent consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company or Parent and their Subsidiaries, in either case taken as a whole, to any Person, or any Person consolidates with, or merges with or into, the Company or Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or Parent, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company or Parent, as the case may be, is converted into or exchanged for Voting Stock (other than Disqualified Capital

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Stock) of the surviving or transferee corporation and the beneficial owners of the Voting Stock of the Company or Parent, as the case may be, immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction, or (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company or Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company or Parent, as the case may be, was approved by either (i) a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) a Control Group Member) cease for any reason to constitute a majority of the Board of Directors of the Company or Parent, as the case may be, then in office.

         "CLOSING DATE" means the Issue Date.

         "COMPANY" means E-P Acquisition, Inc., a Delaware corporation, and its successor Eagle-Picher Industries, Inc., an Ohio corporation, as survivor of the Acquisition Merger, its successor and assigns.

         "CONSOLIDATED AMORTIZATION EXPENSE" for any period means the amortization expense of the Company and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income), determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED DEPRECIATION EXPENSE" for any period means the depreciation expense of the Company and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income), determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INCOME TAX EXPENSE" for any period means the provision for taxes based on income and profits of the Company and its Restricted Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income for such period.

         "CONSOLIDATED INTEREST COVERAGE RATIO" means, with respect to any determination date, the ratio of (a) EBITDA for the four full fiscal quarters immediately preceding the determination date (for any determination, the "Reference Period"), to (b) Consolidated Interest Expense for such Reference Period. In making such computations, (i) EBITDA and Consolidated Interest Expense shall be calculated on a pro forma basis assuming that (A) the Indebtedness to be incurred or the Disqualified Capital Stock to be issued (and all other Indebtedness incurred or Disqualified Capital Stock issued after the first day of such Reference Period referred to Section , through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness or Disqualified Capital Stock), including the refinancing of other Indebtedness, had been incurred on the first day of such Reference Period and, in the case of Acquired Indebtedness, on the assumption that the related

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



transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any properties or assets outside the ordinary course of business or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the stated maturity thereof, in either case since the first day of such Reference Period through and including the date of determination, had been consummated on such first day of such Reference Period; (ii) the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with Section and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate; (iii) the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with Section shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility; (iv) notwithstanding the foregoing clauses (ii) and (iii), interest on Indebtedness determined on a floating rate basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements; and (v) if after the first day of the applicable Reference Period and before the date of determination, the Company has permanently retired any Indebtedness out of the net proceeds of the issuance and sale of shares of Capital Stock (other than Disqualified Capital Stock) of the Company within 60 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

         "CONSOLIDATED INTEREST EXPENSE" for any period means the sum, without duplication, of the total interest expense of the Company and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without limitation (i) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness, (ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, (iii) the net costs associated with Hedging Obligations, (iv) amortization of other financing fees and expenses, (v) the interest portion of any deferred payment obligations,
(vi) amortization of debt discount or premium, if any, (vii) all other non-cash interest expense, (viii) capitalized interest, (ix) all cash dividend payments (and non-cash dividend payments in the case of a Restricted Subsidiary) on any series of preferred stock of the Company or any Restricted Subsidiary, (x) all interest payable with respect to discontinued operations, and (xi) all interest on any Indebtedness of any other Person guaranteed by the Company or any Restricted Subsidiary.

         "CONSOLIDATED NET INCOME" for any period means the net income (or loss) of the Company and its consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than Parent, the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income has actually been received by Parent, the Company and its Restricted Subsidiaries in the form of cash dividends during such period; (ii) except to the extent includible in the consolidated net income of the Parent pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary; (iii) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income (a) is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period or (b) would be subject to any taxes payable on such dividend or distribution; (iv) any gain (or, only in the case of a determination of Consolidated Net Income as used in EBITDA, any loss), together with any related provisions for taxes on any such gain (or, if applicable, the tax effects of such loss), realized during such period by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Sale by the Company or any of its Restricted Subsidiary; (v) any extraordinary gain (or, only in the case of a determination of Consolidated Net Income as used in EBITDA, any extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or, if applicable, the tax effects of such extraordinary loss), realized by Parent, the Company or any Restricted Subsidiary during such period; (vi) any non-cash loss during the fiscal year ended November 30, 1998 reflecting the decrease in deferred tax assets resulting from the Acquisition and transactions consummated in connection therewith; and (vii) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and provided, further, that (A) any gain referred to in clauses (iv) and (v) above that relates to a Restricted Investment and which is received in cash by the Company or a Restricted Subsidiary during such period shall be included in the consolidated net income of the Company, (B) to the extent deducted in determining consolidated net income for such period and not otherwise added back pursuant to the foregoing clauses of this definition, the amount of expenses in respect of Specified Transaction Payments attributable to such period shall be added back in determining Consolidated Net Income for such period, and (C) to the extent not otherwise deducted in determining such consolidated net income for any period, all payments made to Parent pursuant to any Tax Sharing Agreement or otherwise in respect of taxes for such period shall be deducted from the consolidated net income of the Company.

         "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date, less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

         "CONTROL GROUP MEMBERS" means (i) the natural person or persons who are the ultimate beneficial owners of Granaria Holdings N.V. on the Issue Date, as disclosed under "Security Ownership and Certain Beneficial Owners and Management of Parent" in the Offering Memorandum and members of their immediate families and any spouse, parent or descendant of any such person, or a trust the beneficiaries of which include only any of the foregoing, and any corporation or other entity all of the Capital Stock of which (other than directors' qualifying shares) is owned by any of the foregoing or (ii) any corporation or other entity at least 51% of the Voting Stock of which is owned by any of the Persons referred to in clause (i).

         "CORPORATE TRUST OFFICE" shall be at the address of the Trustee specified in Section or such other address as the Trustee may give notice to Parent.

         "COVERAGE RATIO INCURRENCE CONDITION" would be met at any specified time only if the Company (or its Successor, as the case may be) would be able to incur $1.00 of additional Indebtedness at such specified time pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 4.06.

         "CREDIT FACILITY AGENT" means ABN AMRO Bank N.V. in its capacity as agent for the lenders who are party to the New Credit Agreement, or any successor or successors thereto of whom the Trustee has received notice.

         "CUSTODIAN" means any custodian, receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "DEFAULT" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

         "DEPOSITARY" means, with respect to the Exchange Debentures issuable or issued in whole or in part in global form, The Depository Trust Company, until a successor shall have been appointed and becomes such Depositary, and, thereafter, "Depositary" shall mean or include such successor.

         "DESIGNATED SENIOR INDEBTEDNESS" means (i) Parent's guarantee of the Indebtedness under the New Credit Agreement (whether incurred pursuant to the definition of Permitted Indebtedness or pursuant to the covenant described under
Section 4.06 and (ii) Parent's guarantee of the Notes.

         "DISQUALIFIED CAPITAL STOCK" means any Capital Stock of such Person or any of its Subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or any to its Subsidiaries, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to March 1, 2008; provided, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that is not Disqualified Capital Stock, and that is not convertible, puttable or exchangeable for Disqualified Capital Stock or Indebtedness, shall not be deemed to be Disqualified Capital Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Capital Stock.

         "DOLLARS" and "$" means lawful money of the United States of America.

         "EBITDA" for any period mean without duplication, the sum of the amounts for such period of (i) Consolidated Net Income plus (ii) in each case to the extent deducted in determining Consolidated Net Income for such period (and without duplication), (A) Consolidated Income Tax Expense, (B) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense), (C) Consolidated Depreciation Expense, (D) Consolidated Interest Expense and (E) all other non-cash items reducing the Consolidated Net Income (excluding any such non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP and minus (iii) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such Period.

         "ELIGIBLE JUNIOR SECURITIES" means (a) the common stock of Parent and
(b) any preferred stock of Parent that (i) has a maturity date or mandatory redemption date not earlier than March 1, 2009, (ii) has no remedies for missed dividends other than accrual on a cumulative basis and appointment of not more than two directors to the Board of Directors of Parent, (iii) is not convertible, puttable or exchangeable into any other security of Parent other than common stock and (iv) is not, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, and upon the happening of any event or the passage of time would not be, required to be redeemed or repurchased by such Person or any of its Subsidiaries, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to March 1, 2009.

         "EQUITY OFFERING" means a primary offering of Eligible Junior Securities of Parent pursuant to a registration statement filed with the Commission in accordance with the Securities Act, or pursuant to a private placement pursuant to an available exemption from registration and, in the case of any such private placement, a majority of such placement of which is sold to Persons that are not then and were not at the Issue Date Affiliates of Granaria Holdings.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE DATE" means the date on which shares of the Senior Preferred Stock are exchanged, in whole and not in part, at the sole option of Parent, into the Parent's 11 3/4% Exchange Debentures due 2008.

        "EXCHANGE DEBENTURES" means the Parent's 11 3/4% Exchange Debentures due 2008.

         "EXCHANGE DEBENTURES EXPENSE" means, for any period, the aggregate amount of all cash and non-cash interest payments on the Exchange Debentures made with respect to such period.

         "EXISTING INDEBTEDNESS" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the Issue Date.

         "FAIR MARKET VALUE" of any asset or items means the fair market value of such asset or items as determined in good faith by the Board of Directors and evidenced by a Board Resolution.

         "FOREIGN SUBSIDIARY" means any Subsidiary of the Company that is not incorporated or organized in the United States or in any State thereof.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

         "GLOBAL DEBENTURE" means a global debenture, without coupons, representing all or a portion of the Exchange Debentures deposited with, or on behalf of, the Depositary substantially in the form of Exhibit A attached hereto.

         "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

         "GRANARIA HOLDINGS" means Granaria Holdings N.V., a Dutch corporation, and its successors.

         "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "GUARANTORS" means each of the Subsidiary Guarantors and Parent, and "Guarantor" means any one of the foregoing.

         "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to (i) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (ii) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (iii) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case, entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

         "HOLDER" means a Person in whose name an Exchange Debenture is registered on the Registrar's books.

         "IMMATERIAL SUBSIDIARY" means (i) any Subsidiary of the Company which does not own assets in excess of $50,000, (ii) any Name Holder Subsidiary, and
(iii) Eagle-Picher Inc., a Virgin Islands foreign sales corporation.

         "INCUR" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (i) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (ii) neither the accrual of interest nor the accretion of accreted value shall be deemed to be an incurrence of Indebtedness.

         "INDEBTEDNESS" of any Person at any date means, without duplication:
(i) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which payable is not overdue by more than 60 days according to the original terms of sale unless such payable is being contested in good faith; (v) the maximum fixed redemption or repurchase price of all Disqualified Capital Stock of such Person; (vi) all

Capitalized Lease Obligations of such Person; (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (viii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or the Company's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis; (ix) all Attributable Indebtedness; and (x) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the lesser of (A) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and
(B) the amount of the Indebtedness secured. For purposes of the preceding sentence, the "maximum fixed redemption or repurchase price" of any Disqualified Capital Stock that does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased or redeemed on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

         "INDENTURE" means this Exchange Debentures Indenture as amended or supplemented from time to time.

         "INDEPENDENT DIRECTOR" means a director of the Company who has not and whose Affiliates have not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Company or any of its Affiliates, other than customary directors fees for serving on the Board of Directors of the Company or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Company's or Affiliate's board and board committee meetings.

         "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates.

         "INTEREST PAYMENT DATE" shall have the meaning set forth in the Exchange Debentures.

         "INVESTMENTS" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) or similar credit extensions constituting Indebtedness of such Person, and any guarantee of Indebtedness of any other Person, (ii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iii) all other items that would be classified as investments (including without limitation purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

         "ISSUE DATE" means the date the Series A Senior Preferred Stock is initially issued.

         "LIEN" means, with respect to any asset or property, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law, including without limitation any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

         "MOODY'S" means Moody's Investors Service, Inc., and its successors.

         "NAME HOLDER SUBSIDIARY" means any Subsidiary of the Company incorporated and existing solely for the purpose of reserving the corporate name of such Subsidiary and which does not conduct any business or hold any assets other than shares of another Name Holder Subsidiary.

         "NET AVAILABLE PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the properties or assets subject to the Asset Sale or having a Lien therein and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

         "NEW CREDIT AGREEMENT" means the Credit Agreement dated as of February 24, 1998 by and among ABN AMRO Bank N.V., as agent, PNC Bank, National Association, as documentation agent, the banks party thereto and the Company, together with the guarantees delivered by the Guarantors on the Issue Date, any additional guarantees by the Guarantors and security agreements, as any of the foregoing may be subsequently amended, restated, refinanced, or replaced from time to time, and shall include agreements in respect of Hedging Obligations designed to protect against fluctuations in interest rates and entered into with respect to loans thereunder.

         "NON-RECOURSE PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or any of its Subsidiaries incurred (a) to finance the purchase of any assets of the Company or any of its Subsidiaries within 90 days of such purchase, (b) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, (c) to the extent the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP, and (d) to the extent that such Indebtedness is non-recourse to the Company or any of its Subsidiaries or any of their respective assets other than the assets so purchased.

         "NON-U.S. PERSON" means a person that is not a U.S. person, as defined in Regulation S.

         "NOTES" means the 9% Senior Subordinated Notes due 2008 of the Company, as they may be amended, restated, refinanced or replaced from time to time.

         "NOTE GUARANTEES" means, collectively, the guarantee of the payment obligations under the Notes by Parent and each Subsidiary Guarantor.

         "NOTES INDENTURE" means the Indenture dated as of February 24, 1998 among the Company, the Guarantors and the Notes Trustee.

         "NOTES TRUSTEE" means The Bank of New York, as trustee under the Notes Indenture.

         "OBLIGATION" means any principal, interest (including, in the case of Senior Indebtedness, interest accruing subsequent to the filing of a petition in bankruptcy or insolvency at the rate specified in the document relating to such Indebtedness, whether or not such interest is an allowed claim permitted to be enforced against the obligor under applicable law), penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFER" means a Change of Control Offer or an Net Proceeds Offer, as the context requires.

         "OFFER PERIOD" means a Change of Control Offer Period as an Net Proceeds Offer Period, as the context requires.

         "OFFERING MEMORANDUM" means the Offering Memorandum dated February 20, 1998, in the form used in connection with the original sale of the Series A Senior Preferred Stock.

        "OFFICER" means any of the following of Parent or, where the context requires, the Company, as the context may require,: the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

         "OFFICERS' CERTIFICATE" means a certificate signed by any two Officers.

         "OPINION OF COUNSEL" means a written opinion from legal counsel (such counsel may be an employee of or counsel to Parent or the Trustee) that complies with the requirements of this Indenture.

        "PARENT" means Eagle-Picher Holdings, Inc., a Delaware corporation, and its successors.

         "PARENT PREFERRED STOCK" means, collectively, the Series A Senior Preferred Stock and the Series B Senior Preferred Stock.

         "PAYMENT RESTRICTION" with respect to a Subsidiary of any Person, means any encumbrance, restriction of limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary or such Person, (c) guarantee any Indebtedness of the Company or any Restricted Subsidiary or (d) transfer any of its properties or assets to such Person or any other Subsidiary of such Person (other than customary restrictions on transfers of property subject to a Lien permitted under this Indenture) or (ii) such Person or any other Subsidiary of such Person to receive or retain any such dividends, distributions or payments, loans or advances, guarantee, or transfer of properties or assets.

         "PERMITTED INDEBTEDNESS" means any of the following:

                   (i) Indebtedness of the Company and any Subsidiary Guarantor under the New Credit Agreement in an aggregate principal amount at any time outstanding not to exceed (a) under the Senior Secured Term Loan Facility, $225 million, less the amount thereof that has been repaid pursuant to Section and (b) under the Revolving Loan Facility the greater of (x) $175 million and (y) the sum of 80% of the book value of the eligible accounts receivable and 50% of inventory of the Company and its Subsidiaries, calculated on a consolidated basis and in accordance with GAAP;

                  (ii) Indebtedness under the Notes, the Note Guarantees and the Notes Indenture;

                   (iii) Existing Indebtedness;

                   (iv) Indebtedness under Hedging Obligations, provided that
          (1) such Hedging Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by Section , and (2) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of such Indebtedness to which such Hedging Obligations relate;

                   (v) Indebtedness of the Company to a Subsidiary Guarantor and Indebtedness of any Subsidiary Guarantor to the Company or any other Subsidiary Guarantor; provided, however, that upon either (1) the subsequent issuance (other than directors' qualifying shares), sale, transfer or other disposition of any Capital Stock or any other event which results in any such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or (2) the transfer or other disposition of any such Indebtedness (except to the Company or a Subsidiary Guarantor), the provisions of this clause (v) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes Section at the time the Subsidiary Guarantor in question ceased to be a Subsidiary Guarantor or the time such transfer or other disposition occurred;

                   (vi) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company in the ordinary course of business, including guarantees or obligations of the Company with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

                   (vii) Indebtedness in respect of Non-Recourse Purchase Money Indebtedness incurred by the Company or any Restricted Subsidiary;

                   (viii)   Refinancing Indebtedness; and

                   (ix) Indebtedness, in addition to Indebtedness incurred pursuant to the foregoing clauses of this definition, with an aggregate principal face or stated amount (as applicable) at any time outstanding for all such Indebtedness incurred pursuant to this clause not in excess of $35.0 million; provided, however, that (A) Indebtedness under letters of credit and performance bonds issued for the account of a Foreign Subsidiary pursuant to this clause to finance trade activities or otherwise in the ordinary course of business, and not to support borrowed money or the obtaining of advances or credit, may not exceed $10.0 million in an aggregate stated or face amount for all such letters of credit and performance bonds and (B) the aggregate principal amount at any time outstanding for all other Indebtedness incurred by all Foreign Subsidiaries pursuant to this clause may not exceed $25.0 million.

         "PERMITTED JUNIOR SECURITIES" means any securities of Parent provided for by a plan of reorganization or readjustment that are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Exchange Debentures are subordinated to Senior Indebtedness.

         "PERMITTED PARENT TRANSACTIONS" means (i) the execution, delivery and performance by Parent of its obligations under, (x) any guarantees by Parent of Obligations of the Company and/or its Restricted Subsidiaries with respect to the New Credit Agreement and/or the Notes and the pledge of capital stock of the Company as collateral for its obligations under any such guarantee, and the guarantee by Parent of any other Indebtedness of the Company and/or its Restricted Subsidiaries which such Indebtedness is permitted to be incurred without causing a Default or Event of Default, (y) any Tax Sharing Agreement and other transactions expressly permitted pursuant to clause (vi) or (vii) of Section , (ii) the establishment of a wholly-owned Subsidiary (other than a Subsidiary of the Company) for use as a vehicle for the consummation of an acquisition where all or a substantial part of the consideration therefor consists of Eligible Junior Securities of Parent (a "SPECIAL PURPOSE ACQUISITION SUBSIDIARY"), provided that (A) any such Subsidiary shall become a direct or indirect Wholly-Owned Restricted Subsidiary of the Company within 60 days after the consummation of such acquisition and, at the time of such acquisition, could become a Wholly-Owned Restricted Subsidiary of the Company without causing an Event of Default to occur and (B) immediately after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing) (iii) any Investment in the Company, (iv) payments with respect to the Exchange Debentures and any Restricted Payment that is permitted in accordance with Section , (v) the performance of ministerial activities and payment of taxes and administrative fees necessary for compliance with the last sentence under Section and (vi) the execution and delivery of this Indenture and the Exchange Debentures.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "PLAN OF LIQUIDATION" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

         "PREFERRED STOCK REGISTRATION" means a registered exchange offer for the Parent Preferred Stock by Parent or other registration of the Parent Preferred Stock under the Securities

Act pursuant to and in accordance with the terms of the Preferred Stock Registration Rights Agreement.

         "PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT" means the Preferred Stock Registration Rights Agreement, dated as of the Issue Date, by and among Parent, SBC Warburg Dillon Read Incorporated and ABN AMRO Incorporated, as such agreement may be amended, modified or supplemented from time to time.

         "PREFERRED STOCK REGISTRATION STATEMENT" means the Registration Statement pursuant to and as defined in the Preferred Stock Registration Rights Agreement.

         "PURCHASE DATE" means the Change of Control Purchase Date or the Net Proceeds Purchase Date, as the context requires.

         "QIB"  means a "qualified institutional buyer" as defined in Rule 144A.

         "RECORD DATE" has the meaning set forth in the Exchange Debentures.

         "REFINANCING INDEBTEDNESS" means Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "repay"), or constituting an amendment, modification or supplement to or a deferral or renewal of (collectively, an "amendment"), any Indebtedness of the Company or any Restricted Subsidiary (the "Refinanced Indebtedness") in a principal amount not in excess of the principal amount of the Refinanced Indebtedness (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that: (i) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness, (ii) if the Refinanced Indebtedness was subordinated to or pari passu with the Notes, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) the Notes, or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes at least to the same extent as the Refinanced Indebtedness; (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and (iv) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets (which may include after-acquired assets), that the Refinanced Indebtedness is secured.

         "REGULATION S" means Regulation S under the Securities Act.

         "RELATED BUSINESS" means any business in which the Company and its Subsidiaries operate on the Issue Date, or that is closely related to or complements the business of the Company and its Subsidiaries, as such business exists on the Issue Date.

         "RELATED BUSINESS INVESTMENT" means any Investment directly by the Company or its Subsidiaries in any Related Business.

         "RELATED PARTY AGREEMENT" means any management or advisory agreements or other arrangements with any Affiliate of the Company or with any other direct or indirect holder of more than 10% of any class of the Company's or Parent's capital stock (except, in any such case, Parent, the Company or any Restricted Subsidiary), but excluding in any event arrangements with ABN AMRO Bank N.V. and its Affiliates or their respective successors (i) under the New Credit Agreement or in connection therewith, (ii) in connection with the offering of the Notes and Series A Senior Preferred Stock or (iii) pursuant to other banking, financing or underwriting activity entered into in the ordinary course of business.

         "REPRESENTATIVE" means, with respect to any Senior Indebtedness, the indenture trustee or other trustee, agent or other representative(s), if any, of holders of such Senior Indebtedness.

         "RESTRICTED DEBT PAYMENT" means any purchase, redemption, defeasance (including without limitation in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

         "RESTRICTED INVESTMENT" means any Investment by the Company or any Restricted Subsidiary (other than investments in Cash Equivalents) in any Person that is not the Company or a Restricted Subsidiary, including in any Unrestricted Subsidiary.

         "RESTRICTED PAYMENT" means with respect to any Person: (i) the declaration or payment of any dividend (other than a dividend declared and paid
(x) by the Company to Parent, (y) by a Wholly-Owned Restricted Subsidiary to holders of its Capital Stock, or (z) by a Subsidiary (other than a Wholly-Owned Restricted Subsidiary) to its shareholders on a pro rata basis, but only to the extent of the dividends actually received by Parent, the Company or a Restricted Subsidiary) or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Capital Stock) of such Person shall not constitute a Restricted Payment); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of (A) the Capital Stock of Parent or (B) the Capital Stock of the Company or any Restricted Subsidiary, or any other payment or distribution made in respect thereof, either directly or indirectly (other than a payment solely in Capital Stock that is not Disqualified Capital Stock, and excluding any such payment to the extent actually received by Parent, the Company or a Restricted Subsidiary); (iii) any Restricted Investment; (iv) any Restricted Debt Payment; or (v) payments by Parent, the Company or its Restricted Subsidiaries in respect of any

Related Party Agreement. Notwithstanding the foregoing, "Restricted Payment" shall in no event include any payment on or with respect to the Exchange Debentures, including without limitation any payment of principal, premium or interest on the Exchange Debentures, or purchases, redemptions, retirement for value or repurchases thereof.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "REVOLVING LOAN FACILITY" means the revolving loan facility provided under the New Credit Agreement.

         "RULE 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

         "SALE AND LEASEBACK TRANSACTIONS" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the U.S.  Securities Act of 1933, as amended.

         "SENIOR INDEBTEDNESS"  means any Designated Senior Indebtedness.

         "SENIOR PREFERRED STOCK" means, collectively, the Series A Senior Preferred Stock and Series B Senior Preferred Stock.

         "SENIOR SECURED TERM LOAN FACILITY" means the term loan facility providing for the senior secured term loans under the New Credit Agreement.

         "SERIES A SENIOR PREFERRED STOCK" means the 11 3/4% Series A Cumulative Redeemable Exchangeable Preferred Stock of Parent.

         "SERIES B SENIOR PREFERRED STOCK" means the 11 3/4% Series B Cumulative Redeemable Exchangeable Preferred Stock of Parent.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary of the Company that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, except all references to "10 percent" in such definition shall be changed to "2 percent".

         "SPECIAL PURPOSE ACQUISITION SUBSIDIARY" has the meaning specified in the definition of "Permitted Parent Transactions."

         "SPECIFIED TRANSACTION PAYMENTS" means the following payments made to or for the benefit of present or future officers and employees of the Company and its Affiliates, or to Granaria Holdings and its Affiliates, in each case in connection with the Acquisition and on terms (including without limitation the amount thereof) substantially as described in the Offering Memorandum, but only to the extent that the aggregate amount thereof does not exceed $43.2 million for all periods from and after the Issue Date: (i) payments to finance or refinance the purchase by such officers and employees (or a trust for their benefit) of capital stock of Parent or its parent company, the grant or vesting of any award of such capital stock and the payment by such officers and employees of income taxes in respect thereof, (ii) "stay put" and other incentive bonuses, (iii) severance payments and (iv) transaction fees paid to Granaria Holdings.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of Parent that is subordinated in right of payment to the Exchange Debentures.

         "SUBSIDIARY" of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of the Voting Stock is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Voting Stock of such entity entitling the holder thereof to vote or otherwise participate in the selection of the governing body, partners, managers or others that control the management and policies of such entity. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

         "SUBSIDIARY GUARANTOR" means each domestic Restricted Subsidiary of the Company (other than an Immaterial Subsidiary) and each other person who is required to become (or whom the Company otherwise causes to become) a Subsidiary Guarantor by the terms of the Notes Indenture.

         "TAX SHARING AGREEMENT" means any tax sharing agreement or arrangement entered or to be entered into by Parent, the Company and its Subsidiaries, providing for payments by or to Parent, the Company and its Subsidiaries that, in each case, are not in excess of the tax liabilities that would have been payable by such Person on a stand-alone basis.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the Exchange Date (except as otherwise provided in Section hereof).

        "TRUSTEE" means The Bank of New York until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

         "TRUST OFFICER" when used with respect to the Trustee means the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary, and any such designation shall be deemed to be a Restricted Investment at the time of and immediately upon such designation by the Company and its Restricted Subsidiaries in the amount of the Consolidated Net Worth of such designated Subsidiary and its consolidated Subsidiaries at such time, provided that such designation shall be permitted only if (A) the Company and its Restricted Subsidiaries would be able to make the Restricted Investment deemed made pursuant to such designation at such time, (B) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (x) is Guaranteed by the Company or any Restricted Subsidiary, (y) is recourse to the Company or any Restricted Subsidiary or (z) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof and (C) no default or event of default with respect to any Indebtedness of such Subsidiary would permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare such Indebtedness of the Company or any restricted Subsidiary due and payable prior to its maturity. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, and any such designation shall be deemed to be an incurrence by the Company and its Subsidiaries of the Indebtedness (if any) of such Subsidiary so designated for purposes of Section as of the date of such designation, provided that such designation shall be permitted only if immediately after giving effect to such designation and the incurrence of any such additional Indebtedness deemed to have been incurred thereby (x) the Company would meet the Coverage Ratio Incurrence Condition and (y) no Default or Event of Default shall be continuing. Any such designation by the Board of Directors described in the two preceding sentences shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and setting forth the underlying calculations of such certificate.

         "U.S. PERSON" has the meaning ascribed to it in Regulation S.

         "VOTING STOCK" with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

         "WEIGHTED AVERAGE LIFE TO MATURITY", when applied to any Indebtedness at any date, means the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

         "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary of which 100% of the Capital Stock (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by the Company or through one or more Wholly-Owned Restricted Subsidiaries.

        SECTION 1.02.  Other Definitions.

                                                                   DEFINED IN
TERM                                                                SECTION
"AFFILIATE TRANSACTION"........................................       4.08
"AGENT MEMBERS"................................................   2.07(a)(iii)
"ASSET SALE TRIGGER DATE"......................................     4.13(c)
"CERTIFICATED EXCHANGE DEBENTURE"..............................     2.01(a)
"CHANGE OF CONTROL OFFER"......................................   4.12(b)(ii)
"CHANGE OF CONTROL OFFER PERIOD"...............................     4.12(c)
"CHANGE OF CONTROL PURCHASE DATE"..............................     4.12(c)
"CHANGE OF CONTROL PURCHASE PRICE".............................     4.12(a)
"CHANGE OF CONTROL TRIGGER DATE"...............................     4.12(a)
"CINS".........................................................       2.15
"COMMISSION"...................................................       4.02
"COVENANT DEFEASANCE"..........................................   8.01(b)(ii)
"CUSIP"........................................................       2.15
"EVENT OF DEFAULT"............................................      6.01(a)
"EXCESS PROCEEDS"..............................................     4.13(b)
"GLOBAL EXCHANGE DEBENTURE HOLDER".............................     2.01(a)
"INSOLVENCY OR LIQUIDATION PROCEEDING"        .................     10.02(a)
"LEGAL DEFEASANCE".............................................    8.01(b)(i)
"NET PROCEEDS DEFICIENCY"......................................   4.13(c)(ii)
"NET PROCEEDS OFFEr"...........................................    4.13(c)(i)

                                                                   DEFINED IN
TERM                                                                SECTION
"NET PROCEEDS OFFER PERIOD"....................................   4.13(c)(iii)
"NET PROCEEDS PURCHASE DATE"...................................   4.13(c)(iii)
"NON-PAYMENT DEFAULT"..........................................     10.03(b)
"NOTICE OF DEFAULT"............................................     6.01(a)
"OFFERED PRICE"................................................   4.13(c)(ii)
"PAYING AGENT".................................................       2.03
"PAYMENT AMOUNT"...............................................    4.13(c)(i)
"PAYMENT BLOCKAGE NOTICE"......................................     10.03(b)
"PAYMENT BLOCKAGE PERIOD"......................................     10.03(b)
"PAYMENT DEFAULT"..............................................     10.03(a)
"REPLACEMENT FACILITY".........................................     4.10(b)
"REGISTRAR"....................................................       2.03
"SUCCESSOR"....................................................5.01(a)(ii), 15(b)
"TRUSTEE EXPENSES".............................................   6.08(a)(iii)

        SECTION 1.03. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the portion of the provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by the SEC in a rule under the TIA have the meanings so assigned to them therein.

        SECTION 1.04. Rules of Construction. Unless the context otherwise requires: (1) a term has the meaning assigned to it in this Indenture; (2) an accounting term not otherwise defined herein has the meaning assigned to it under GAAP; (3) "OR" is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) provisions apply to successive events and transactions; and (6) any reference to a Section or Article refers to such Section or Article of this Indenture.

                                     ARTICLE 2

                              THE EXCHANGE DEBENTURES

        SECTION 2.01. Form and Dating. (a) The Exchange Debentures and the certificate of authentication of the Trustee or an authenticating agent appointed on its behalf pursuant to Section 2.02 shall be substantially in the form of Exhibit A hereto, bearing such legend as is required pursuant to this
Section 2.01. The Exchange Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Exchange Debenture shall be dated the date of its authentication. The Exchange Debentures shall be in denominations of $10,000 principal amount and integral multiples thereof.

        The terms and provisions contained in the Exchange Debentures shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, Parent and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

        Exchange Debentures shall be issued initially in the form of one or more Global Exchange Debentures in definitive, fully registered form, without interest coupons, substantially in the form of Exhibit A hereto, bearing such legend as is required pursuant to this Section 2.01 (the "GLOBAL EXCHANGE DEBENTURES"), will be deposited on the Exchange Date with, or on behalf of, the Depositary and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "GLOBAL EXCHANGE DEBENTURE HOLDER"), duly executed by Parent and authenticated by the Trustee as herein provided. The aggregate principal amount of the Global Exchange Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

        Any person having a beneficial interest in the Global Exchange Debentures may, upon request to the Trustee, exchange such beneficial interest for Exchange Debentures in definitive form (each a "CERTIFICATED EXCHANGE DEBENTURE"). Upon any such issuance, the Trustee is required to register such Exchange Debentures in the name of, and cause the same to be delivered to, such persons or persons (or the nominee of any thereof). Such Exchange Debentures will be issued in fully registered form. In addition, if (i) Parent notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and Parent is unable to locate a qualified successor within 90 days or (ii) Parent, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Exchange Debentures, then, upon surrender by the relevant Global Exchange Debenture Holder of its Global Exchange Debentures, Certificated Exchange Debentures in such form will be issued to each person that such Global Exchange Debenture Holder and the Depositary identifies as being the beneficial owner of the related Exchange Debentures.

        (b) Each Global Exchange Debenture shall bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT

         HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL EXCHANGE DEBENTURE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL EXCHANGE DEBENTURE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.06 AND 2.07 OF THE INDENTURE.

        SECTION 2.02. Execution and Authentication; Authentication Agent. Two Officers of Parent shall sign each Exchange Debenture for Parent by manual or facsimile signature. If an Officer whose signature is on an Exchange Debenture no longer holds that office at the time the Exchange Debenture is authenticated, the Exchange Debenture shall nevertheless be valid.

        An Exchange Debenture shall not be valid until authenticated by the manual signature of the Trustee, and the Trustee's signature shall be conclusive evidence that the Exchange Debenture has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Exchange Debentures shall be substantially as set forth in Exhibit A. The Trustee may appoint an authenticating agent acceptable to Parent to authenticate the Exchange Debentures. Unless limited by the terms of such appointment, an authenticating agent may authenticate Exchange Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Parent or any of its Affiliates. If an appointment of an authenticating agent is made pursuant to this Section 2.02, the Exchange Debentures may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication substantially in the form set forth in Exhibit A.

        The Trustee shall, upon receipt of a written order signed by two Officers of Parent, authenticate Exchange Debentures for issuance on the Exchange Date in the aggregate principal amount of up to $141,910,000 (notwithstanding anything to the contrary contained in this Indenture, the Exchange Debentures or otherwise, the aggregate principal amount of outstanding Exchange Debentures may not exceed that amount at any time, except as provided in Section 2.09).

        SECTION 2.03. Registrar and Paying Agent. Parent shall maintain an office or agency (the "REGISTRAR") where Exchange Debentures may be presented for registration of transfer or for exchange (subject to Sections 2.06 and 2.07) and an office or agency (the "PAYING AGENT") where Exchange Debentures may be presented for payment and an office or agency where notices to or upon Parent in respect of the Exchange Debentures or this Indenture may be served. The Registrar shall keep a register of the Exchange Debentures and of their transfer and exchanhe. Parent may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Parent may change the Paying Agent, Registrar or co-registrar without prior notice to any Holder. Parent shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. Parent shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.

        Parent initially appoints the Trustee as Registrar (subject to Section 2.06), Paying Agent and agent for service of notices and demands in connection with the Exchange Debentures. Parent or any of its Affiliates may act as Paying Agent, Registrar or co-registrar. If Parent fails to appoint or maintain a Registrar and/or Paying Agent, subject to Section 2.06, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with
Section 7.07.

        SECTION 2.04. Paying Agent to Hold Money in Trust. Parent shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the Holders' benefit or the Trustee all money the Paying Agent holds for the redemption or purchase of the Exchange Debentures or for the payment of principal of, or premium, if any, or interest on the Exchange Debentures, and will notify the Trustee of any default by Parent in providing the Paying Agent with sufficient funds to redeem or purchase the Exchange Debentures or make any payment on the Exchange Debentures as and to the extent required to be redeemed, purchased or paid under the terms of this Indenture. While any such default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee and account for any funds disbursed. Parent at any time may require the Paying Agent to pay all money it holds to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Parent or any of its Affiliates) shall have no further liability for the money it delivered to the Trustee. If Parent or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit all money it holds as Paying Agent.

        SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with section 312(a) of the TIA. If the Trustee is not the Registrar, Parent shall furnish to the Trustee, at least 7 Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Exchange Debentures held by, each Holder, and Parent shall otherwise comply with section 312(a) of the TIA.

        SECTION 2.06. Transfer and Exchange. (a) Parent appoints the Trustee as transfer and exchange agent for the purpose of any transfer or exchange of the Exchange Debentures.

        (b) Neither the Trustee nor the Registrar shall be required to issue, register the transfer of or exchange any Exchange Debenture (i) to register the transfer of or exchange any Exchange Debentvre selected for redemption, (ii) to register the transfer of or exchange any Exchange Debenture for a period of 15 days before the mailing of a notice of redemption and ending on the date of such mailing, (iii) to register the transfer or exchange of any Exchange Debenture between a record date and the next succeeding interest payment date.

        (c) No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Registrar or Trustee may require a Holder to furnish appropriate endorsements and transfer documents and payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to
Section 2.11, 3.06 or 9.05, which the Parent shall pay).

        (d) Prior to due presentment for registration of transfer of any Exchange Debenture to the Trustee, the Trustee, any Agent and Parent shall deem and treat the Person in whose name any Exchange Debenture is registered as the absolute owner of such Exchange Debenture (whether or not such Exchange Debenture shall be overdue and notwithstanding any notation of ownership or other writing on such Exchange Debenture made by anyone other than Parent, the Registrar, or any co-registrar) for the purpose of receiving payment of principal of, premium, if any, and interest on such Exchange Debenture and for all other purposes, and notice to the contrary shall not affect the Trustee, any Agent or Parent.

        (e) A Holder may transfer an Exchange Debenture only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar. Prior to the registration of any transfer by a Holder as provided herein, Parent, the Trustee, and any agent of Parent shall treat the person in whose name the Exchange Debenture is registered as the absolute owner thereof for all purposes whether or not the Exchange Debenture shall be overdue, and neither Parent, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Exchange Debenture shall, by acceptance of such Global Exchange Debenture, agree that transfers of beneficial interests in such Global Exchange Debenture may be effected through a book entry system maintained by the Holder of such Global Exchange Debenture (or its agent) and that ownership of a beneficial interest in the Global Exchange Debenture shall be required to be reflected in a book entry. When Exchange Debentures are presented to the Registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of Exchange Debentures of other authorized denominations, the Registrar or co-registrar, as relevant, shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, Parent shall execute and the Trustee shall authenticate Exchange Debentures at the Registrar's request.



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        All Exchange Debentures issued upon any transfer or exchange of Exchange
Debentures shall be valid obligations of Parent, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Exchange Debentures surrendered upon such transfer or exchange.

        SECTION 2.07. Book-entry Provisions for Global Exchange Debentures. (a) The Global Exchange Debentures initially shall (i) be registered in the name of the Depositary for such Global Exchange Debentures or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.01.

        Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Exchange Debenture held on their behalf by the Depositary, or the Trustee as its custodian, and the Depositary may be treated by Parent, the Trustee and any agent of Parent or the Trustee as the absolute owner of such Global Exchange Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Parent, the Trustee or any agent of Parent or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Exchange Debenture.

        (b) Transfers of a Global Exchange Debenture shall be limited to transfers of such Global Exchange Debenture in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Exchange Debenture may be transferred in accordance with the rules and procedures of the Depositary. In addition, Certificated Exchange Debentures shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Exchange Debentures if (i) the Depositary notifies Parent that it is unwilling or unable to continue as Depositary for the Global Exchange Debentures and a successor depositary is not appointed by Parent within 90 days of such notice or (ii) an Event of Default of which the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Certificated Exchange Debentures.

        (c) In connection with any transfer of a portion of the beneficial interests in the Global Exchange Debentures to beneficial owners pursuant to paragraph (b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Exchange Debentures in an amount equal to the principal amount of the beneficial interest in the Global Exchange Debentures to be transferred, and Parent shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Exchange Debentures of like tenor and amount.

        (d) The registered holder of a Global Exchange Debenture may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Exchange Debentures.



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        SECTION 2.08. Replacement Exchange Debentures. Holders shall surrender mutilated Exchange Debentures to the Trustee. If any mutilated Exchange Debenture is surrendered to the Trustee, or if Parent and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Exchange Debenture, Parent shall issue and the Trustee shall authenticate, a replacement Exchange Debenture if the Trustee's requirements are met, and each such replacement Exchange Debenture shall be an additional obligation of Parent. If the Trustee or Parent requires, the Holder must supply an indemnity bond that is sufficient, in the reasonable judgment of the Trustee and Parent, to protect Parent, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if an Exchange Debenture is replaced. Parent and the Trustee may charge for its reasonable expenses in replacing an Exchange Debenture.

        SECTION 2.09. Outstanding Exchange Debentures. The Exchange Debentures outstanding at any time are all the Exchange Debentures the Trustee has authenticated except for those it has cancelled, those delivered to it for cancellation, and those described in this Section 2.09 as not outstanding. If an Exchange Debenture is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bona fide purchaser holds the replaced Exchange Debenture. If the entire principal of, premium, if any, and accrued interest on any Exchange Debenture is considered paid under Section 2.04, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.10, an Exchange Debenture does not cease to be outstanding because Parent or any Affiliate of Parent holds such Exchange Debenture.

        SECTION 2.10. Treasury Exchange Debentures. In determining whether the Holders of the required principal amount of Exchange Debentures have concurred in any direction, waiver or consent, Exchange Debentures owned by Parent or any Affiliate of Parent shall be considered as though they are not outstanding; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Exchange Debentures that the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Exchange Debentures that Parent or any Affiliate of Parent offers to purchase or acquires pursuant to an exchange offer, tender offer or otherwise shall not be deemed to be owned by Parent or any Affiliate of Parent until legal title to such Exchange Debentures passes to Parent or such Affiliate, as the case may be.

        SECTION 2.11. Temporary Exchange Debentures. Until definitive Exchange Debentures are ready for delivery, Parent may prepare and the Trustee on its behalf shall authenticate temporary Exchange Debentures. Temporary Exchange Debentures shall be substantially in the form of definitive Exchange Debentures but may have variations that Parent considers appropriate for temporary Exchange Debentures. Without unreasonable delay, Parent shall prepare and the Trustee on its behalf, upon receipt of a written order signed by two Officers of Parent, shall authenticate definitive Exchange Debentures in exchange for temporary Exchange Debentures. Until such exchange, temporary Exchange Debentures shall be entitled to the same rights, benefits and privileges as definitive Exchange Debentures.



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        SECTION 2.12. Cancellation. Holders shall surrender Exchange Debentures for cancellation to the Trustee. Parent at any time may deliver Exchange Debentures to the Trustee for cancellation. The Registrar, any co-registrar, the Paying Agent, Parent and its Subsidiaries shall forward to the Trustee any Exchange Debentures surrendered to them for registration of transfer, exchange, replacement, payment (including all Exchange Debentures called for redemption and all Exchange Debentures accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Exchange Debentures and shall return all cancelled Exchange Debentures to the Company. Parent may not issue new Exchange Debentures to replace any Exchange Debentures that have been cancelled by the Trustee or that have been delivered to the Trustee for cancellation. If Parent or any Affiliate of Parent acquires any Exchange Debentures (other than by redemption pursuant to Section 3.07 or an Offer pursuant to Section 4.12 or 4.13), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Exchange Debentures unless and until such Exchange Debentures are delivered to the Trustee for cancellation.

        SECTION 2.13. Defaulted Interest. If Parent defaults in a payment of interest on the Exchange Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Exchange Debentures and Section 4.01. Parent shall, with the Trustee's consent, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, Parent (or, at the request of Parent, the Trustee in the name of, and at the expense of, Parent) shall mail a notice that states the special record date, the related payment date and the amount of interest to be paid.

        SECTION 2.14. Record Date. The record date for purposes of determining the identity of holders of Exchange Debentures entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in section 316(c) of the TIA.

        SECTION 2.15. CUSIP and CINS Numbers. A "CUSIP" or "CINS" number will be printed on the Exchange Debentures and the Trustee shall use CUSIP or CINS numbers, as the case may be, in notices of redemption, purchase or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Exchange Debentures and that reliance may be placed only on the other identification numbers printed on the Exchange Debentures. Parent will promptly notify the Trustee of any change in the CUSIP or CINS number, as the case may be.



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                                     ARTICLE 3

                        REDEMPTIONS AND OFFERS TO PURCHASE

        SECTION 3.01. Notices to Trustee. If Parent elects to redeem Exchange Debentures pursuant to Section 3.07, it shall furnish to the Trustee, at least 15 but not more than 30 days before notice of any redemption is to be mailed to Holders (or such shorter time as may be satisfactory to the Trustee), (x) an Officers' Certificate stating (i) that Parent has elected to redeem Exchange Debentures pursuant to Section 3.07, (ii) the date notice of redemption is to be mailed to Holders, (iii) the redemption date, (iv) the aggregate principal amount of Exchange Debentures to be redeemed, (v) the redemption price for such Exchange Debentures and (vi) the amount, if any, of accrued and unpaid interest on such Exchange Debentures as of the redemption date and (y) an Opinion of Counsel that Parent is entitled to redeem the Exchange Debentures pursuant to
Section 3.07. If the Trustee is not the Registrar, Parent shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of the Exchange Debentures held by, each Holder.

        If Parent is required to offer to purchase Exchange Debentures pursuant to Section 4.12 or 4.13, it shall furnish to the Trustee, at least 2 Business Days before notice of the Offer is to be mailed to Holders, an Officers' Certificate setting forth (i) that the Offer is being made pursuant to Section
4.12 or 4.13, as the case may be, (ii) the Purchase Date, (iii) the maximum principal amount of Exchange Debentures Parent is offering to purchase pursuant to the Offer, (iv) the purchase price for such Exchange Debentures and (v) the amount, if any, of accrued and unpaid interest on such Exchange Debentures as of the Purchase Date.

        Parent will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

        SECTION 3.02. Selection of Exchange Debentures to Be Redeemed or Purchased. If less than all outstanding Exchange Debentures are to be redeemed or if less than all Exchange Debentures tendered pursuant to an Offer are to be accepted for payment, the Trustee shall select the outstanding Exchange Debentures to be redeemed or accepted for payment on a pro rata basis, by lot or by any other method that the Trustee deems fair and appropriate. If Parent elects to mail notice of a redemption to Holders, the Trustee shall at least 15 days prior to the date notice of redemption is to be mailed (i) select the Exchange Debentures to be redeemed from Exchange Debentures outstanding not previously called for redemption in the manner specified by the Trustee and (ii) notify Parent of the names of each Holder of Exchange Debentures selected for redemption, the principal amount of Exchange Debentures held by each such Holder and the principal amount of such Holder's Exchange Debentures that are to be redeemed. If less than all Exchange Debentures tendered pursuant to an Offer are to be accepted for payment, the Trustee shall select on or prior to the Purchase Date for such Offer the Exchange Debentures to be accepted for payment. The Trustee shall select for redemption or purchase Exchange Debentures or portions of Exchange Debentures in principal amounts at maturity of $10,000 or



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integral multiples thereof; except that if all of the Exchange Debentures of a
Holder are selected for redemption or purchase, the aggregate principal amount of the Exchange Debentures held by such Holder, even if not an integral multiple of $10,000, may be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Exchange Debentures called for redemption or tendered pursuant to an Offer also apply to portions of Exchange Debentures called for redemption or tendered pursuant to an Offer. The Trustee shall notify Parent promptly of the Exchange Debentures or portions of Exchange Debentures to be called for redemption or selected for purchase.

        SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before any redemption date Parent shall mail by first class mail a notice of redemption to the Trustee. With respect to any redemption of Exchange Debentures, the notice shall identify the Exchange Debentures or portions thereof to be redeemed, including CUSIP or CINS numbers, and shall state: (1) the redemption date; (2) the redemption price for the Exchange Debentures and the amount, if any, of unpaid and accrued interest on such Exchange Debentures as of the date of redemption and the premium, if any, on the Exchange Debentures as of the date of redemption; (3) the section of this Indenture pursuant to which the Exchange Debentures called for redemption are being redeemed; (4) if any Exchange Debenture is being redeemed in part, the portion of the principal amount of such Exchange Debenture to be redeemed and that, after the redemption date, upon surrender of such Exchange Debenture, a new Exchange Debenture or Exchange Debentures in principal amount equal to the unredeemed portion will be issued; (5) the name and address of the Paying Agent; (6) that Exchange Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest on such Exchange Debentures as of the date of redemption; (7) that, unless Parent defaults in making such redemption payment, interest on Exchange Debentures called for redemption ceases to accrete or accrue, as the case may be, on, and after the redemption date; and (8) that no representation is made as to the correctness or accuracy of the CUSIP or CINS number (as applicable) listed in such notice and printed on the Exchange Debentures.

        (b) The Trustee shall (at Parent's expense and in Parent's name) give the notice of any redemption to Holders; provided, however, that Parent shall deliver to the Trustee, at least 45 days prior to the date of redemption and at least 15 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of Exchange Debentures to be redeemed and the amount, if any, of accrued and unpaid interest thereon as of the date of redemption. If the Trustee is not the Registrar, Parent shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Exchange Debentures held by, each Holder; provided further that any such Officers' Certificate may be delivered to the Trustee on a date later than permitted under this Section 3.03(b) if such later date is acceptable to the Trustee.



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        SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Exchange Debentures called for redemption become due and payable on the redemption date at the price set forth in the Exchange Debenture.

        SECTION 3.05. Deposit of Redemption Price. (a) Prior to 10:00 a.m. on any redemption date, Parent shall deposit with the Paying Agent money sufficient to pay the redemption price of, and the amount, if any, of accrued interest and unpaid interest on all Exchange Debentures to be redeemed in immediately available funds as of the date of redemption. After any redemption date, the Paying Agent shall promptly return to Parent any money that Parent deposited with the Paying Agent in excess of the amounts necessary to pay the redemption price of, and any accrued interest on all Exchange Debentures to be redeemed.

        (b) If Parent complies with the preceding paragraph, interest on the Exchange Debentures to be redeemed will cease to accrete or accrue, as the case may be, on such Exchange Debentures on the applicable redemption date, whether or not such Exchange Debentures are presented for payment. If an Exchange Debenture is redeemed on an interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Exchange Debenture was registered at the close of business on the related interest record date, in all other circumstances, such interest shall be paid to the Holder of such Exchange Debenture. If any Exchange Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of Parent to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, and unpaid interest which has accrued to the redemption date, from the redemption date until such amounts are paid, at the rate of interest provided in the Exchange Debentures and Section 4.01.

        SECTION 3.06. Exchange Debentures Redeemed in Part. Upon surrender of an Exchange Debenture that is redeemed in part, Parent shall issue and the Trustee shall authenticate for the Holder at Parent's expense a new Exchange Debenture equal in principal amount to the unredeemed portion of the Exchange Debenture surrendered.

        SECTION 3.07. Redemption Provisions. The Exchange Debentures will not be redeemable at Parent's option prior to March 1, 2003 except as described below. Thereafter, the Exchange Debentures will be subject to redemption at the option of Parent, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount at time of such redemption thereof) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

        Year                                 Percentage
----------------------------------------     ----------
2003....................................     105.875%
2004....................................     103.917%
2005....................................     101.958%
2006 and thereafter.....................     100.000%



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        SECTION 3.08. Mandatory Offers. (a) Within 30 days after any Change of
Control Trigger Date or Asset Sale Trigger Date, Parent shall mail to the Trustee (who shall mail to each Holder at Parent's expense) a notice stating:
(1) that an Offer is being made pursuant to Section 4.12 or 4.13, as the case may be, and describing the transaction or transactions that constitute the change of control or Asset Sale, as the case may be, and the length of time the Offer shall remain open and the maximum aggregate principal amount of Exchange Debentures that Parent is offering to purchase pursuant to such Offer; (2) the purchase price for the Exchange Debentures (as set forth in Section 4.12 or 4.13, as the case may be), the amount (if any) of accrued and unpaid interest on such Exchange Debentures as of the Purchase Date, and the Purchase Date; (3) that any Exchange Debenture not accepted for payment will continue to accrue interest; (4) that, unless Parent defaults in making such payment, any Exchange Debenture accepted for payment pursuant to the Offer will cease to accrue interest after the relevant Purchase Date; (5) that Holders may tender all or any portion of the Exchange Debentures registered in the name of such Holder and that any portion of an Exchange Debenture tendered must be tendered in a principal amount of $10,000 or an integral multiple thereof; (6) that Holders electing to tender any Exchange Debenture or portion thereof will be required to surrender their Exchange Debenture, with the form therein entitled "Option of Holder to Elect Purchase" completed, or transfer by book-entry transfer, to Parent, a Depositary, if appointed by Parent, or a Paying Agent at the address specified in the notice at least three days prior to the Purchase Date; (7) that Holders will be entitled to withdraw their election to tender Exchange Debentures if Parent, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the last day of the relevant Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Exchange Debentures delivered for purchase, and a statement that such Holder is withdrawing his election to have such Exchange Debentures purchased; and (8) that Holders whose Exchange Debentures are accepted for payment in part will be issued new Exchange Debentures equal in principal amount to the unpurchased portion of Exchange Debentures surrendered, provided that only Exchange Debentures in a principal amount of $10,000 or integral multiples thereof will be accepted for payment in part.

        (b) On the Purchase Date for any Offer, Parent will (i) to the extent lawful, (x) in the case of an Offer resulting from a Change of Control, accept for payment all Exchange Debentures or portions thereof properly tendered pursuant to such Offer and (y) in the case of an Offer resulting from one or more Asset Sales, accept for payment, on a pro rata basis to the extent necessary, the Payment Amount of Exchange Debentures or portions thereof pursuant to the Net Proceeds Offer, or if less than the Payment Amount has been tendered, all Exchange Debentures tendered, and will deliver to the Trustee an Officers' Certificate stating that such Exchange Debentures or portions thereof were accepted for payment by Parent in accordance with the terms of Sections
3.08 and 4.13, (ii) deposit with the Paying Agent in immediately available funds the aggregate purchase price of all Exchange Debentures or portions thereof accepted for payment and any accrued and unpaid interest on such Exchange Debentures as of the Purchase Date, and (iii) deliver, or cause to be delivered, to the Trustee all Exchange Debentures or portions thereof so accepted together with an Officers' Certificate setting forth the

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name of each Holder that tendered Exchange Debentures and the principal amount of the Exchange Debentures, as the case may be, or portions thereof tendered by each such Holder.

        (c) With respect to any Offer, (i) if less than all of the Exchange Debentures tendered pursuant to an Offer are to be accepted for payment by Parent for any reason, the Trustee shall select on or prior to the Purchase Date the Exchange Debentures or portions thereof to be accepted for payment pursuant to Section 3.02, and (ii) if Parent deposits with the Paying Agent on the Purchase Date an amount sufficient to purchase all Exchange Debentures accepted for payment, interest shall cease to accrue on such Exchange Debentures on the Purchase Date; provided, however, that if Parent fails to deposit an amount sufficient to purchase all Exchange Debentures accepted for payment, the deposited funds shall be used to purchase on a pro rata basis all Exchange Debentures accepted for payment and interest shall continue to accrue, as the case may be, on all Exchange Debentures not purchased.

        (d) Promptly after consummation of an Offer, (i) the Paying Agent shall mail to each Holder of Exchange Debentures or portions thereof accepted for payment an amount equal to the Change of Control Purchase Price or Offered Price, as the case may be, (ii) with respect to any tendered Exchange Debenture not accepted for payment in whole or in part, the Trustee shall return such Exchange Debenture to the Holder thereof, and (iii) with respect to any Exchange Debenture accepted for payment in part, Parent shall issue and the Trustee shall authenticate and mail to each such Holder a new Exchange Debenture equal in principal amount to the unpurchased portion of the tendered Exchange Debenture.

        (e) Parent will (i) publicly announce the results of the Offer to Holders on or as soon as practicable after the Purchase Date, and (ii) comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to any Offer.

        (f) If any of this Section 3.08, Section 4.12 or Section 4.13 conflict with duties imposed upon Parent by virtue of any applicable United States securities laws or regulations, Parent shall comply with such securities laws or regulations and will not be deemed to have breached its obligations under this Indenture.

                                     ARTICLE 4

                                     COVENANTS

        SECTION 4.01. Payment of Exchange Debentures. Subject to the provisions of Article 10, Parent shall pay the principal of, and premium, if any, and interest on the Exchange Debentures on the dates and in the manner provided in the Exchange Debentures. Holders must surrender their Exchange Debentures to the Paying Agent to collect principal payments. The Exchange Debentures will be payable as to principal, premium, if any, and interest at the office


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or agency of Parent maintained for such purpose within the City and State of New
York or, at the option of Parent, by wire transfer of immediately available funds or, in the case of Certificated Exchange Debentures only, by mailing a check to the registered address of the Holder.

        So long as the Global Exchange Debenture Holder is the registered owner of any Exchange Debentures, the Global Exchange Debenture Holder will be considered the sole holder of outstanding Exchange Debentures represented by such Global Exchange Debentures under this Indenture. Payments in respect of the principal of, premium, if any, and interest, if any, on any Notes registered in the name of a Global Exchange Debenture Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Exchange Debenture Holder in its capacity as the registered holder under this Indenture. Neither Parent nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Exchange Debentures by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Exchange Debentures.

        Principal, premium or interest shall be considered paid on the date due if, by 3 p.m. Eastern Standard Time on the Business Day immediately preceding such date, Parent has deposited with the Paying Agent money in immediately available funds designated for and sufficient to pay such principal, premium or interest; provided, however, that principal, premium or interest shall not be considered paid within the meaning of this Section 4.01 if money intended to pay such principal, premium or interest is held by the Paying Agent for the benefit of holders of Senior Indebtedness of Parent pursuant to the provisions of
Article 10. The Paying Agent shall return to Parent, no later than five days following the date of payment, any money that exceeds the amount then due and payable on the Exchange Debentures.

        SECTION 4.02. Reports. Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "COMMISSION"), so long as any Exchange Debentures are outstanding, Parent will file with the Commission, to the extent such filings are accepted by the Commission, and will furnish (within 15 days after such filing) to the Trustee and the Holders of Exchange Debentures all quarterly and annual reports and other information, documents and reports that would be required to be filed with the Commission pursuant to Section 13 of the Exchange Act if Parent were required to file under such section. In addition, Parent will make such information available to prospective purchasers of the Exchange Debentures, securities analysts and broker-dealers who request it in writing.

        SECTION 4.03. Compliance Certificate. Parent shall deliver to the Trustee, within 90 days after the end of each fiscal year of Parent, an Officers' Certificate stating that (i) a review of the activities of Parent and its Subsidiaries during the preceding fiscal year without regard to any grace period has been made to determine whether Parent has kept, observed, performed and fulfilled all of its obligations under this Indenture and the Exchange Debentures, (ii) such review was supervised by the Officers of Parent signing such certificate, and (iii) that to the best knowledge of each Officer signing such certificate, (a) Parent has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the




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performance or observance of any of the terms, provisions and conditions of this
Indenture (or, if a Default or Event of Default occurred, describing all such Defaults or Events of Default of which each such Officer may have knowledge and what action Parent has taken or proposes to take with respect thereto), and (b) no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest on the Exchange Debentures are prohibited or if such event has occurred, a description of the event and what action Parent is taking or proposes to take with respect thereto.

        So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.02 shall be accompanied by a written statement of Parent's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that Parent has violated any provisions of Sections 4.01, 4.05, 4.06, 4.07, 4.08, 4.10, 4.12, 4.13, 4.14 or Article 5 or,
if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

        Parent will, so long as any of the Exchange Debentures are outstanding, deliver to the Trustee, promptly after any Officer of Parent becomes aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default and what action Parent is taking or proposes to take with respect thereto.

        SECTION 4.04. Stay, Extension and Usury Laws. Parent covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of its obligations under this Indenture and the Exchange Debentures; and Parent (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee pursuant to this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

        SECTION 4.05. Limitation on Restricted Payments. Parent will not, and will not permit the Company or any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment (except as permitted below) if at the time of such Restricted Payment:

               (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

               (ii) the Adjusted Coverage Ratio Incurrence Condition would not be satisfied; or

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





               (iii) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments (except as expressly provided in the second following paragraph) made after the Issue Date, exceeds the sum of (A) 50% of the Adjusted Consolidated Net Income (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of Parent's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Adjusted Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit) plus (B) the net cash proceeds from the issuance and sale (other than to a Subsidiary of Parent) after the Issue Date of (1) Eligible Junior Securities or (2) debt securities of Parent that have been converted into Eligible Junior Securities that are not held by a Subsidiary of Parent, plus (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment plus (D) the amount of Restricted Investment outstanding in an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company in accordance with the definition of "Unrestricted Subsidiary".

        The foregoing provisions will not prohibit (1) the payment of any dividend by Parent, the Company or any Restricted Subsidiary within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Capital Stock of Parent in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Parent) of Eligible Junior Securities; (3) the defeasance, redemption, repurchase or other retirement of Subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent issue and sale of Eligible Junior Securities (other than such stock
(x) sold to a Subsidiary of Parent and (y) purchased with the proceeds of loans from Parent or any of its Subsidiaries); (4) the making of a Related Business Investment in joint ventures or Unrestricted Subsidiaries out of the proceeds of the substantially concurrent issue and sale of Eligible Junior Securities (other than such stock (x) sold to a Subsidiary of Parent and (y) purchased with the proceeds of loans from Parent or any of its Subsidiaries); (5) Specified Transaction Payments; (6) payments of up to $1.75 million to Granaria Holdings or any of its Affiliates in the aggregate in any fiscal year pursuant to any Related Party Agreement entered into between Granaria Holdings or any of its Affiliates and the Company or its Subsidiaries to provide management and similar services to any such Persons or to Parent; (7) payments by Parent to purchase, redeem, acquire, cancel or otherwise retire for value Capital Stock of Parent, or payments of dividends or distributions by Parent to its shareholders solely in amounts and at the times necessary to permit such shareholders to (or permit subsequent distributions to permit their respective shareholders to) purchase, redeem, acquire, cancel or otherwise retire for value Capital Stock of such shareholders, in each case held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), or a trust established for the benefit of any of the foregoing of Parent, the Company or

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




its Subsidiaries, upon death, disability, retirement, severance or termination of employment or service or pursuant to any agreement under which such Capital Stock or related rights were issued; provided that the amount of such payments under this clause (7) after the Issue Date does not exceed in the aggregate $5.0 million; or (8) Restricted Investments the amount of which, together with the amount of all other Restricted Investments made pursuant to this clause (8) after the Issue Date, does not exceed $10.0 million, provided that, in the case of clause (8), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

        Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payments referred to in clauses (2) through (6) thereof) shall be included once in calculating whether the conditions of clause
(iii) of the second preceding paragraph have been met with respect to any subsequent Restricted Payments. For purposes of determining compliance with this
Section 4.05, in the event that a transaction meets the criteria of more than one of the types of Restricted Payments described in the clauses of the immediately preceding paragraph or of the clauses of the definition of "Restricted Payment," Parent, in its sole discretion, shall classify such transaction and only be required to include the amount and type of such transaction in one of such clauses. If an issuance of Capital Stock of Parent is applied to make a Restricted Payment pursuant to clause (2), (3) or (4) above, then, in calculating whether the conditions of clause (iii) of the second preceding paragraph have been met with respect to any subsequent Restricted Payments, the proceeds of any such issuance shall be included under such clause
(iii) only to the extent such proceeds are not applied as so described in this sentence.

        Not later than the date of making any Restricted Payment, Parent shall cause the Company to deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.05 were computed, which calculations shall be based upon Parent's latest available financial statements.

        SECTION 4.06. Limitations on Additional Indebtedness. Parent will not permit the Company or any Restricted Subsidiary, directly or indirectly, to incur any Indebtedness (including without limitation Acquired Indebtedness); provided that (i) the Company and its Restricted Subsidiaries may incur Permitted Indebtedness and (ii) the Company may incur additional Indebtedness if, after giving effect thereto, the Company's Consolidated Interest Coverage Ratio on the date thereof would be at least 2.0 to 1, determined on a pro forma basis as if the incurrence of such additional Indebtedness, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's Consolidated Interest Coverage Ratio.

        SECTION 4.07. Limitation on the Issuance of Capital Stock of Restricted Subsidiaries. Parent will not permit the Company or any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to Parent, the Company or a Wholly-Owned Restricted

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




Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or
(iii) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary. The proceeds of any sale of Capital Stock permitted hereunder and referred to in clauses (ii) and (iii) above will be treated as Net Available Proceeds and must be applied in a manner consistent with the provisions of the covenant described in Section 4.13.

        SECTION 4.08. Limitation on Transactions with Affiliates. Parent will not permit the Company or any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction (or series of related transactions) involving aggregate payments in excess of $1.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by a vote of a majority of the Independent Directors approving such Affiliate Transaction or, if at the time fewer than three Independent Directors are then in office, a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted unanimously by the Company's Board of Directors and (b) with respect to any Affiliate Transaction (or series of related transactions) involving aggregate payments of $5.0 million or more, the certificates described in the preceding clause (a) and an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an Independent Financial Advisor; provided, however, that the following shall not be deemed to be Affiliate Transactions: (i) transactions exclusively between or among (1) the Company and one or more Restricted Subsidiaries or (2) Restricted Subsidiaries, provided, in each case, that no Affiliate of the Company (other than another Restricted Subsidiary) owns Capital Stock of any such Restricted Subsidiary; (ii) transactions between Parent, the Company or any Restricted Subsidiary and any qualified employee stock ownership plan established for the benefit of the Company's or its Restricted Subsidiaries' employees, or the establishment or maintenance of any such plan; (iii) reasonable director, officer and employee compensation and other benefit, and indemnification arrangements approved by a majority of the Independent Directors on the Board of Directors; (iv) transactions permitted under Section 4.05; (v) the pledge of Capital Stock of Unrestricted Subsidiaries to support the Indebtedness thereof; (vi) the entering into of any Tax Sharing Agreement, and any payment pursuant thereto; (vii) the payment on behalf of Parent of ministerial administrative and operating fees and expenses in the ordinary course to Persons other than to Affiliates of Parent or the Company, provided that the aggregate amount thereof in any fiscal year of the Company does not exceed $750,000; (viii) arrangements with ABN AMRO Bank N.V. or any of its Affiliates or their respective successors (x) under the New Credit

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




Agreement or the Notes or in connection therewith, (y) in connection with the offering of the Notes or the Series A Senior Preferred Stock or (z) pursuant to other banking, financing or underwriting activity entered into in the ordinary course of business; (ix) transactions between the Company or any Restricted Subsidiary and any Affiliate of the Company or such Restricted Subsidiary that is a joint venture, provided that no direct or indirect holder of an equity interest in such joint venture (other than the Company or a Restricted Subsidiary) is an Affiliate of the Company or such Restricted Subsidiary; and
(x) Specified Transaction Payments.

        SECTION 4.09. Taxes. Parent shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies the failure of which to pay could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business or results of operations of Parent and its Subsidiaries taken as a whole, except for those taxes contested in good faith by appropriate proceedings.

        SECTION 4.10. Limitations on Restrictions on Distributions from Restricted Subsidiaries. Parent will not permit the Company or any Restricted Subsidiary to create or otherwise cause or suffer to exist or become effective any consensual Payment Restriction with respect to any of its Restricted Subsidiaries, except for (a) any such Payment Restriction in effect on the Issue Date under the New Credit Agreement or the Notes Indenture or any similar Payment Restriction under any similar credit facility, or any amendment, restatement, renewal, replacement or refinancing of any of the foregoing, provided that such similar Payment Restrictions are not, taken as a whole, materially more restrictive than the Payment Restrictions in effect on the Issue Date under the New Credit Agreement or the Notes Indenture, as applicable, (b) any such Payment Restriction in effect on the Issue Date consisting of customary net worth or leverage tests in effect on the Issue Date under any credit facility of any Foreign Subsidiary, or any amendment, restatement, renewal, replacement or refinancing of any of the foregoing (including for purposes of this clause (b), any increase in the principal amount available thereunder) (a "REPLACEMENT FACILITY"), provided that such Payment Restrictions in any such Replacement Facility are not, taken as a whole, materially more restrictive than the Payment Restrictions in effect on the Issue Date under the facility amended, restated, renewed, replaced or refinanced, (c) any such Payment Restriction under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to this Indenture in effect at the time of such incurrence and not created in contemplation of such event, provided that such Payment Restriction is not extended to apply to any of the assets of the entities not previously subject thereto, (d) any such Payment Restriction arising in connection with Refinancing Indebtedness; provided that any such Payment Restrictions that arise under such Refinancing Indebtedness are not, taken as a whole, materially more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced and (e) any such restriction by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business.

        SECTION 4.11. Maintenance of Office or Agencies. Parent will maintain an office or an agency (which may be an office of any Agent) where Exchange Debentures may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon Parent in respect of the Exchange Debentures and this Indenture may be served. Parent will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time Parent shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, subject to Section 2.06.

        Parent may also from time to time designate one or more other offices or agencies where the Exchange Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Parent will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        Parent hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Parent in accordance with Section 2.03.

        SECTION 4.12. Change of Control. (a) Upon the occurrence of a Change of Control (the "CHANGE OF CONTROL TRIGGER DATE"), each Holder of Exchange Debentures may require Parent to repurchase all or any part (equal to $10,000 or an integral multiple thereof) of such Holder's Exchange Debentures pursuant to the offer described below at an offer price in cash equal to 101% of the principal amount of the Exchange Debentures plus accrued and unpaid interest, if any, to the date of repurchase (the "CHANGE OF CONTROL PURCHASE PRICE").

        (b) Within 30 days following any Change of Control, Parent will mail to the Trustee (who shall mail to each Holder at Parent's expense) a notice (i) describing the transaction or transactions that constitute the Change of Control, (ii) offering to repurchase, pursuant to the procedures required by
Section 3.08 of this Indenture and described in such notice (a "CHANGE OF CONTROL OFFER"), on a date specified in such notice (which shall be a business day not earlier than 30 days or later than 60 days from the date such notice is mailed) and for the Change of Control Purchase Price, all Exchange Debentures properly tendered by such Holder pursuant to such offer to purchase for the Change of Control Purchase Price and (iii) describing the procedures that Holders must follow to accept the Change of Control Offer.

        (c) The Change of Control Offer will remain open for a period of at least 20 Business Days following its commencement (the "CHANGE OF CONTROL OFFER PERIOD"). No later than five Business Days after the termination of the Change of Control Offer Period (the "CHANGE OF CONTROL PURCHASE DATE"), Parent will purchase all Exchange Debentures tendered in response to the Change of Control Offer. Payment for any Exchange Debentures so purchased will be made in the same manner as interest payments are made.

        (d) Parent's obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by Parent and


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




purchases all Exchange Debentures properly tendered and not withdrawn under such Change of Control Offer.

        (e) Parent will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Exchange Debentures pursuant to a Change of Control Offer.

        SECTION 4.13. Limitations on Asset Sales. (a) Parent will not permit the Company or any Restricted Subsidiary to consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale (evidenced by the delivery by the Company to the Trustee of an Officers' Certificate certifying that such Asset Sale complies with this clause
(i)), (ii) immediately before and immediately giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing, and (iii) at least 80% of the consideration received by the Company or such Restricted Subsidiary therefor is in the form of cash paid at the closing thereof. The amount (without duplication) of any (x) Indebtedness (other than indebtedness that is subordinated in right of payment to the Notes) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, and
(y) any Cash Equivalents, or other notes, securities or items of property received from such transferee that are promptly (but in any event within 15 days) converted by the Company or such Restricted Subsidiary to cash (to the extent of the cash actually so received), shall be deemed to be cash for purposes of clause (ii) and, in the case of clause (x) above, shall also be deemed to constitute a repayment of, and a permanent reduction in, the amount of such Indebtedness for purposes of the following paragraph (b). If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.13. A transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to a Restricted Subsidiary will not be deemed to be an Asset Sale and a transfer of assets that constitutes a Restricted Investment and that is permitted under
Section 4.05 will not be deemed to be an Asset Sale.

        (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, Parent will cause the Company or such Restricted Subsidiary, no later than 360 days after such Asset Sale, (or such longer period of time as may be required to consummate any offer to repurchase any Indebtedness referred to in clause (i) below in accordance with the terms thereof, if such offer to repurchase is commenced not later than 30 days after the end of such 360 day period), to (i) apply all or any of the Net Available Proceeds therefrom to repay amounts outstanding under Indebtedness of the Company and its Restricted Subsidiaries; provided, in each case, that the





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related loan commitment (if any) of any Indebtedness constituting revolving credit debt is thereby permanently reduced by the amount of such Indebtedness so repaid and/or (ii) invest all or any part of the Net Available Proceeds thereof in the purchase of fixed assets to be used by the Company and its Restricted Subsidiaries in a Related Business (together with any short-term assets incidental thereto), or the making of a Related Business Investment. The amount of such Net Available Proceeds not applied or invested as provided in this paragraph will constitute "EXCESS PROCEEDS."

        (c) When the aggregate amount of Excess Proceeds equals or exceed $5.0 million (such date, the "ASSET SALE TRIGGER DATE"), Parent shall make an offer to purchase, from all Holders of the Exchange Debentures, an aggregate principal amount of Exchange Debentures equal to the amount of such Excess Proceeds as follows:

               (i) Parent shall make an offer to purchase (a "NET PROCEEDS OFFER") from all Holders of the Exchange Debentures, in accordance with the procedures set forth in Section 3.08, the maximum principal amount (expressed as a multiple of $10,000) of Exchange Debentures that may be purchased out of the amount (the "PAYMENT AMOUNT") of such Excess Proceeds.

               (ii) The offer price for the Exchange Debentures will be payable in cash in an amount equal to 100% of the principal amount of the Exchange Debentures tendered for purchase pursuant to a Net Proceeds Offer, plus accrued and unpaid interest, to the date such Net Proceeds Offer is consummated (the "OFFERED PRICE"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of Exchange Debentures tendered for purchase pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto (such shortfall constituting a "NET PROCEEDS DEFICIENCY"), Parent may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of Section 4.05.

               (iii) If the aggregate Offered Price of Exchange Debentures validly tendered for purchase and not withdrawn by Holders thereof exceeds the Payment Amount, Exchange Debentures to be purchased will be selected on a pro rata basis. The Net Proceeds Offer shall remain open for a period of at least 20 Business Days following its commencement (the "NET PROCEEDS OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "NET PROCEEDS PURCHASE DATE"), Parent will purchase the principal amount of Exchange Debentures required to be purchased pursuant to this covenant. Payment for any Exchange Debentures so purchased will be made in the same manner as interest payments are made.

               (iv) Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.


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



         Parent will not enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation, the New Credit Agreement or the Notes Indenture) on its ability to make a Net Proceeds Offer following any Asset Sale. Parent will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and Parent is required to purchase the Exchange Debentures as described above.

        SECTION 4.14. Limitations on Activities by Parent. Parent shall not, directly or indirectly, (i) enter into or permit to exist any transaction or agreement (including without limitation any transaction or agreement with respect to any incurrence or assumption of Indebtedness, any purchase, sale, lease or exchange of any property or the rendering of any service or payment of any funds) between itself and any other Person (including any Affiliate), other than Permitted Parent Transactions, (ii) issue any Capital Stock other than the Senior Preferred Stock or any any Eligible Junior Securities, or incur or assume any Indebtedness other than pursuant to Permitted Parent Transactions, (iii) engage in any business or conduct any activity (including the making of any Investment or payment) or transfer any of its assets, other than the ownership of the capital stock of the Company and the performance of Permitted Parent Transactions in accordance with the terms thereof or (iv) consolidate or merge with or into any other Person. Parent shall preserve, renew and keep in full force and effect its corporate existence and any rights, privileges and franchises necessary or desirable in the conduct of its business, and shall comply in all material respects with all material applicable laws, ordinances, rules, regulations, and requirements of governmental authorities, provided that Parent may terminate any such right, privilege or franchise (other than its corporate existence) if its Board of Directors in good faith determines that such termination is in the best interests of Parent and not materially disadvantageous to the Holders of the Exchange Debentures. The foregoing shall in no event limit or restrict the ability of Parent to receive payments (including dividends and distributions) from the Company and its Subsidiaries.

                                     ARTICLE 5

                                    SUCCESSORS

        SECTION 5.01. Limitations on Mergers and Certain Other Transactions. Parent will not permit the Company, in a single transaction or a series of related transactions, to (i) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Company's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company or the Company and its Subsidiaries (taken as a whole), or assign any of its obligations under the Notes and the Notes Indenture, to any Person or (ii) adopt a Plan of Liquidation unless, in either case: (w) the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any

                                       46






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



Person to which assets are transferred) (collectively, the "SUCCESSOR"), is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the Obligations of the Company under the Notes and the Notes Indenture; (x) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (w) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and (y) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (w) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (1) the Consolidated Net Worth of Parent would be at least equal to the Consolidated Net Worth of Parent immediately prior to such transaction and (2) the Company or the Successor, as the case may be, could meet the Coverage Ratio Incurrence Condition. For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

                                     ARTICLE 6

                               DEFAULTS AND REMEDIES

        SECTION 6.01. Events of Default. (a) Each of the following constitutes an event of default (an "EVENT OF DEFAULT"):

               (i) failure by Parent to pay interest on any of the Exchange Debentures when it becomes due and payable and the continuance of any such failure for 30 days;

               (ii) failure by Parent to pay the principal or premium, if any, on any of the Exchange Debentures when it becomes due and payable, whether at stated maturity, upon redemption, upon acceleration or otherwise;

               (iii) failure by Parent to comply with any of its agreements or covenants described above under Article 5, or in respect of its obligations to make a Change of Control Offer or a Net Proceeds Offer described in Sections 4.12 and 4.13, respectively;

               (iv) failure by Parent to comply with any other covenant in this Indenture and continuance of such failure for 60 days after notice of such failure has been given to Parent by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Exchange Debentures then outstanding;



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



               (v) failure by any of Parent, the Company or any of its Restricted Subsidiaries to make any payment when due at final maturity after the expiration of any applicable grace period, in respect of any Indebtedness of Parent, the Company or any of such Restricted Subsidiaries, or the acceleration of the maturity of such Indebtedness by the holders thereof because of a default, with an aggregate outstanding principal amount for all such Indebtedness under this clause (v) of $10.0 million or more (but excluding in any event any such Indebtedness that is paid when so due after expiration of any applicable grace period, or upon acceleration of the maturity thereof, pursuant to any letter of credit);

               (vi) one or more final, non-appealable judgments or orders that exceed $10.0 million in the aggregate for the payment of money have been entered by a court or courts of competent jurisdiction against Parent or any Subsidiary of Parent and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

               (vii) if under any Bankruptcy Law, (A) Parent, the Company or any Significant Subsidiary commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree, and such order or decree remains unstated and in effect for 60 days, that is for relief against Parent, the Company or any Significant Subsidiary in an involuntary case, appoints a Custodian of Parent, the Company or any Significant Subsidiary or for all or substantially all of the property of Parent, the Company or any Significant Subsidiary, or orders the liquidation of Parent, the Company or any Significant Subsidiary.

        (b) Any notice of default delivered to Parent by the Trustee or by Holders of Exchange Debentures with a copy to the Trustee must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT".

        SECTION 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default under Section 6.01(a)(vii) with respect to Parent) occurs and is continuing under this Indenture, the Trustee, by written notice to Parent, or the Holders of at least 25% in aggregate principal amount of the Exchange Debentures then outstanding by written notice to Parent and the Trustee may declare all amounts owing under the Exchange Debentures to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of, premium, if any, and interest on the outstanding Exchange Debentures shall immediately become due and payable.

        (b) Notwithstanding anything to the contrary in this Indenture, if an Event of Default arises under Section 6.01(a)(vii) with respect to Parent, the principal amount of and premium on, if any, and any accrued and unpaid interest on all outstanding Exchange Debentures shall ipso

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facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

        (c) The Holders of a majority in aggregate principal amount of the then outstanding Exchange Debentures by notice to the Trustee may rescind any declaration of acceleration of such Exchange Debentures and its consequences if the rescission would not conflict with any judgment or decree and if all existing Defaults and Events of Default (other than the nonpayment of principal of, or premium, if any, or interest on, the Exchange Debentures which shall have become due by such declaration) shall have been cured or waived.

        SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on, the Exchange Debentures or to enforce the performance of any provision of the Exchange Debentures or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Exchange Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

        SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then outstanding Exchange Debentures by notice to the Trustee may on behalf of all Holders waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, any Exchange Debenture (which may only be waived with the consent of each Holder affected). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

        SECTION 6.05. Control by Majority of Holders. Subject to Section 7.01(e), the Holders of a majority in aggregate principal amount of the then outstanding Exchange Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

        SECTION 6.06. Limitations on Suits by Holders. A Holder may pursue a remedy with respect to this Indenture or the Exchange Debentures only if: (1) the Holder gives to the Trustee written notice of a continuing Event of Default;
(2) the Holders of at least 25% in principal amount of the then outstanding Exchange Debentures make a written request to the Trustee to


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



pursue the remedy; (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Exchange Debentures do not give the Trustee a direction inconsistent with the request. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Holders of the Exchange Debentures may not enforce this Indenture or the Exchange Debentures, except as provided herein.

        SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, but subject to Article 10, the right of any Holder to receive payment of principal of, and premium, if any, and interest on, an Exchange Debenture, on or after a respective due date expressed in the Exchange Debenture, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

        SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Parent for (i) principal, premium, if any, interest, if any, remaining unpaid on the Exchange Debentures, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("TRUSTEE EXPENSES").

        SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses and for amounts due under Section 7.07) and the Holders allowed in any Insolvency or Liquidation Proceeding or other judicial proceeding relative to Parent, its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding or other judicial proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee or any predecessor Trustee under Section 7.07; provided, however, that the Trustee shall not be authorized to (i) consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Exchange Debentures or the rights of any Holder or (ii) vote in respect of the claim of any Holder in any such Insolvency or Liquidation Proceeding or other judicial proceeding. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on,

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and shall be paid out of, any and all distributions, dividends, money, Exchange
Debentures and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

        SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

        First: to the Trustee for all Trustee Expenses and for all amounts due under Section 7.07;

        Second: to the holders of Senior Indebtedness to the extent required by Article 10;

        Third: to Holders for amounts due and unpaid on the Exchange Debentures for principal, premium, if any, interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Exchange Debentures for principal, premium, if any, and interest, if any, respectively; and

        Fourth: to Parent or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders.

        SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by Holders of more than 10% in principal amount of the then outstanding Exchange Debentures.

        SECTION 6.12. Willful Default. In the case of an Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Parent with the intention of avoiding payment of the premium that Parent would have had to pay if Parent then had elected to redeem the Exchange Debentures under the provisions of Article 3 and under the Exchange Debentures, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, upon the acceleration of the Exchange Debentures.




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                                     ARTICLE 7

                                      TRUSTEE

        SECTION 7.01. Duties of Trustee. (a) If an Event of Default occurs (and has not been cured) the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and (ii) use the same degree of care and skill in exercising such rights and powers as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (b) Except during the continuance of an Event of Default: (i) the Trustee's duties shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to this Indenture's requirements.

        (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that: (i) this Section 7.01(c) does not limit the effect of
Section 7.01(b); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to Section 6.05.

        (d) Every provision of this Indenture that in any way relates to the Trustee shall be subject to paragraphs (a), (b) and (c) of this Section.

        (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers or to perform any duty under this Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        (f) The Trustee shall not be liable for interest on any money received by it except as it may agree in writing with Parent. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.


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



        SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document it believes to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under this Indenture in good faith and in reliance on such advice or opinion.

        (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

        (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from Parent shall be sufficient if signed by an Officer of Parent.

        (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

        SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Exchange Debentures and may otherwise deal with Parent or any of its Affiliates with the same rights it would have if it were not Trustee. The Trustee shall at all times comply with Section 310(b) of the TIA as in effect from time to time. Each Agent shall have the same rights as the Trustee under this Section 7.03.

        SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Exchange Debentures and it shall not be responsible for any statement or recital in this Indenture or any statement in the Exchange Debentures or any other document executed in connection with the issuance of the Exchange Debentures or pursuant to this Indenture other than its certificate of authentication.

        SECTION 7.05. Notice to Holders of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holders a notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of principal or interest on any Exchange Debenture (including any failure to redeem Exchange Debentures called for


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



redemption or any failure to purchase Exchange Debentures that are tendered pursuant to an Offer and that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Trust Officers determines in good faith that withholding such notice is in the Holders' interests.

        SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 after the Exchange Date the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with section 313(a) of the TIA (but if no event described in section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with section 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by section 313(c) of the TIA.

        Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Exchange Debentures are listed. Parent shall notify the Trustee when the Exchange Debentures are listed on any stock exchange.

        SECTION 7.07. Compensation and Indemnity. Parent shall pay to the Trustee from time to time such compensation for its services hereunder as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Parent shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses it incurs or makes in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        Parent shall indemnify the Trustee for, from and against any and all losses, liabilities or expenses the Trustee Incurs arising out of or in connection with the acceptance or administration of its duties under this Indenture (including any expenses Incurred in connection with the performance of its duties under Section 6.08), except as set forth below. The Trustee shall notify Parent promptly of any claim for which it may seek indemnity; provided, however, that failure by the Trustee to provide Parent with any such notice shall not relieve Parent of any of its obligations under this Section 7.07 except to the extent that Parent has been prejudiced by such failure. Parent shall defend the claim and the Trustee shall cooperate in the defense of any such claim. If, in the opinion of the Trustee's counsel, the Trustee has an interest adverse to Parent or a potential conflict of interest exists between the Trustee and Parent, the Trustee may have separate counsel and Parent shall pay the reasonable fees and expenses of such counsel. Parent need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        Parent's obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture. Parent need not reimburse any expense or indemnify against any loss or liability the Trustee Incurs through the Trustee's negligence or bad faith.


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        To secure payment of Parent's obligations under this Section 7.07, the
Trustee shall have a Lien prior to the Exchange Debentures on all money or property the Trustee holds or collects, except that held in trust to pay principal of, and premium, if any, interest, if any, on, particular Exchange Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture.

        When the Trustee Incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(vii) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law without any need to demonstrate substantial contribution under Bankruptcy Law.

        SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

        The Trustee may resign and be discharged from the trust hereby created by so notifying Parent in writing. The Holders of a majority in aggregate principal amount of the then outstanding Exchange Debentures may remove the Trustee by so notifying the Trustee and Parent in writing. Parent may remove the Trustee if: (i) the Trustee fails to comply with Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (iii) a Custodian or public officer takes charge of the Trustee or its property or (iv) the Trustee becomes incapable of performing the services of the Trustee hereunder.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Parent shall promptly appoint a successor Trustee, provided that within one year after such appointment the Holders of a majority in aggregate principal amount of the then outstanding Exchange Debentures may appoint a successor Trustee to replace any successor Trustee appointed by Parent.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Parent or the Holders of at least 10% in principal amount of the then outstanding Exchange Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Parent. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its appointment to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the


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



successor Trustee, subject to its rights under Section 7.07 and provided that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, Parent's obligations under Section 7.07 shall continue for the retiring Trustee's benefit with respect to expenses and liabilities relating to the retiring Trustee's activities prior to being replaced.

        SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee.

        SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition, and (iv) satisfy the requirements of sections 310(a)(1), (2) and (5) and 310(b) of the TIA.

        SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee is subject to section 311(a) of the TIA, excluding any creditor relationship listed in section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to section 311(a) of the TIA to the extent indicated therein.

                                     ARTICLE 8

                              DISCHARGE OF INDENTURE

        SECTION 8.01. Discharge of Liability on Exchange Debentures; Defeasance.
(a) Subject to Sections 8.01(c) and 8.06, this Indenture shall cease to be of any further effect after (i) either Parent has delivered to the Trustee all outstanding Exchange Debentures (other than Exchange Debentures replaced pursuant to Section 2.08) for cancellation or all outstanding Exchange Debentures have become due and payable and Parent has irrevocably deposited with the Trustee or a Paying Agent money and/or Government Securities in an amount sufficient (without reinvestment thereof) to pay when due all principal of, premium, if any, and interest on, all outstanding Exchange Debentures (other than Exchange Debentures replaced pursuant to Section 2.08), and (ii) Parent pays all other sums payable under this Indenture.

        (b) Subject to Sections 8.01(c), 8.02, and 8.06, Parent at any time may terminate (i) all its obligations under this Indenture and the Exchange Debentures ("LEGAL DEFEASANCE"), or (ii) its obligations under Sections 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.12, 4.13, 4.14 and

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5.01 ("COVENANT DEFEASANCE"). Parent may exercise Legal Defeasance notwithstanding its prior exercise of Covenant Defeasance.

        If Parent exercises Legal Defeasance, payment of the Exchange Debentures may not be accelerated because of an Event of Default. If Parent exercises Covenant Defeasance, payment of the Exchange Debentures may not be accelerated because of an Event of Default specified in 6.01 (a)(iii), (iv), (v), (vi), or
(vii).

        Upon satisfaction of the conditions set forth in Section 8.02 and upon Parent's request (and at Parent's expense), the Trustee shall acknowledge in writing the discharge of those obligations that Parent has terminated.

        (c) Notwithstanding Sections 8.01(a) and (b), Parent's obligations under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 4.04, 7.07, 7.08, 8.04,
8.05, and 8.06, and the obligations of the Trustee and the Paying Agent under
Section 8.04 shall survive until the Exchange Debentures have been paid in full. Thereafter, Parent's obligations under Sections 7.07 and 8.05 and the obligations of Parent, Trustee and Paying Agent under Section 8.04 shall survive.

        SECTION 8.02. Conditions to Defeasance. Parent may exercise either Legal Defeasance or Covenant Defeasance only if:

               (i) Parent irrevocably deposits with the Trustee, in trust, for the benefit of the Holders of the Exchange Debentures, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, (x) in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Exchange Debentures on the stated maturity or the date such payments are due in accordance with the terms of the Exchange Debentures or on the applicable, redemption date, as the case may be, and (y) in the opinion of Parent as stated in an Officers' Certificate to pay Trustee Expenses. In addition, Parent specifies whether the Exchange Debentures are being defeased to maturity or to a particular redemption date,

               (ii) in the case of Legal Defeasance, Parent shall have delivered to the Trustee (1) an Opinion of Counsel reasonably acceptable to the Trustee confirming that (x) Parent has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, (2) an Opinion of Counsel to the effect that (x) the deposit of the trust funds does not violate the Investment Company Act of 1940 and (y) after the period ending on


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          the 123rd day after the date of deposit the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against Parent under either such statute,

               (iii) in the case of Covenant Defeasance, Parent shall have delivered to the Trustee (1) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner at the same times as would have been the case if such Covenant Defeasance had not occurred, (2) an Opinion of Counsel to the effect that (x) the deposit of the trust funds does not violate the Investment Company Act of 1940 and (y) after the period ending on the 123rd day after the date of deposit the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against Parent under either such statute,

               (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit,

               (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under any material agreement or instrument (other than this Indenture) to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound,

               (vi) Parent shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Parent with the intent of preferring the Holders of Exchange Debentures over the other creditors of Parent with the intent of defeating, hindering, delaying or defrauding creditors of Parent or others and

               (vii) Parent shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

        SECTION 8.03. Application of Trust Money. The Trustee or Paying Agent shall hold in trust money and/or Government Securities deposited with it pursuant to this Article 8. The Trustee or Paying Agent shall apply the deposited money and the money from Government Securities in accordance with this Indenture to the payment of principal of, and premium, if any, or interest on, the Exchange Debentures. Money deposited with the Trustee or a Paying Agent pursuant to this Article 8 shall not be subject to the provisions of Article 10.


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        SECTION 8.04. Repayment to Parent. After the Exchange Debentures have been paid in full, the Trustee and the Paying Agent shall promptly turn over to Parent any excess money or Exchange Debentures held by them.

        Any money deposited with the Trustee or a Paying Agent pursuant to this
Article 8 for the payment of the principal of, premium, if any, or interest on, any Exchange Debenture, that remains unclaimed for two years after becoming due and payable shall be paid to Parent on its request; and the Holder of such Exchange Debenture, shall thereafter, as an unsecured general creditor, look only to Parent for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money shall cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Parent cause to be published once, in The New York Times and The Wall Street Journal (National Edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to Parent.

        SECTION 8.05. Indemnity for Government Securities. Parent shall pay and shall indemnify the Trustee and any Paying Agent against any tax, fee or other charge imposed on or assessed against cash and/or Government Securities deposited with it pursuant to this Article 8 or the principal and interest received on such cash and/or Government Securities.

        SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Parent's Obligations under this Indenture and the Exchange Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article 8; provided, however, that if Parent has made any payment of principal of, or premium, if any, or interest, if any, on, any Exchange Debentures because of the reinstatement of its Obligations under this Indenture and the Exchange Debentures, Parent shall be subrogated to the Holders' rights to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                     ARTICLE 9

                                    AMENDMENTS

        SECTION 9.01. Amendments and Supplements Permitted without Consent of Holders. (a) Notwithstanding Section 9.02, Parent and the Trustee may amend or supplement this Indenture or the Exchange Debentures without the consent of any Holder to: (i) cure any ambiguity, defect or inconsistency; (ii) provide for uncertificated Exchange Debentures in


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addition to or in place of Certificated Exchange Debentures; (iii) provide for the assumption of the obligations to the Holders of Parent, in the event of a merger or consolidation; (iv) make any change that (1) would provide any additional rights or benefits to Holders or (2) does not adversely affect the legal rights under this Indenture of any Holder; or (v) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

        (b) Upon Parent's request, after receipt by the Trustee of a resolution of the Board of Directors of Parent authorizing the execution of any amended or supplemental indenture and the documents described in Section 9.06, the Trustee shall join with Parent in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

        SECTION 9.02. Amendments and Supplements Requiring Consent of Holders.
(a) Except as otherwise provided in Sections 9.01(a), this Indenture and the Exchange Debentures may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Exchange Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Exchange Debentures), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Exchange Debentures may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Exchange Debentures) with the consent of Holders of at least a majority in aggregate principal amount of the then outstanding Exchange Debentures (including consents obtained in connection with a tender offer or exchange offer for the Exchange Debentures); provided that:

               (i) no such modification or amendment may, without the consent of the Holders of 75% in aggregate principal amount of such Exchange Debentures then outstanding, amend or modify the obligations of Parent under Section 4.12 (or the definitions related thereto) that could adversely affect the rights of any Holder of the Exchange Debentures; and

               (ii) without the consent of each Holder affected, Parent and the Trustee may not: (w) extend the maturity of any Exchange Debentures;
          (x) affect the terms of any scheduled payment of interest on or principal of the Exchange Debentures (including without limitation any redemption provisions); (y) take any action that would subordinate the Exchange Debentures to any other Indebtedness of Parent (except as provided in Article 10), or otherwise affect the ranking of the Exchange Debentures; or (z) reduce the percentage of Holders necessary to consent to an amendment, supplement or waiver to this Indenture.

        (b) It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if


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such consent approves the substance thereof. After an amendment, supplement or waiver under this Section becomes effective, Parent shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Parent to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

        SECTION 9.03. Compliance with TIA. Every amendment or supplement to this Indenture or the Exchange Debentures shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect.

        SECTION 9.04. Revocation and Effect of Consents. (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of an Exchange Debenture is a continuing consent by the Holder and every subsequent Holder of an Exchange Debenture or portion of an Exchange Debenture that evidences the same Indebtedness as the consenting Holder's Exchange Debenture, even if notation of the consent is not made on any Exchange Debenture. However, any such Holder or subsequent Holder may revoke the consent as to his or her Exchange Debenture or portion of an Exchange Debenture if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Exchange Debentures have consented to the amendment, supplement or waiver.

        (b) Parent may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Exchange Debentures entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders of Exchange Debentures at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Exchange Debentures after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Exchange Debentures required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

        (c) After an amendment or waiver becomes effective, it shall bind every Holder, unless it is of the type described in clause (ii) of Section 9.02(a), in which case the amendment or waiver shall only bind each Holder that consented to it and every subsequent holder of an Exchange Debenture that evidences the same debt as the consenting Holder's Exchange Debenture.

        SECTION 9.05. Notation or Exchange of Exchange Debentures. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Exchange Debenture thereafter authenticated. Parent in exchange for all Exchange Debentures may issue and the Trustee shall authenticate new Exchange Debentures that reflect the amendment, supplement or


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waiver. Failure to make the appropriate notation or issue a new Exchange
Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

        SECTION 9.06. Trustee Protected. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel pursuant to Sections 11.04 and
11.05 as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon Parent in accordance with its terms. Parent may not sign an amendment or supplemental indenture until the Board of Directors of the Parent approves it.

                                    ARTICLE 10

                                   SUBORDINATION

        SECTION 10.01. Agreement to Subordinate. Parent agrees, and each Holder by accepting an Exchange Debenture agrees, that the payment by Parent of principal of, and premium, if any, and interest on the Exchange Debentures are subordinated to the prior payment in full in cash when due of the principal of, and premium, if any, and accrued and unpaid interest on and all other amounts owing in respect of, all existing and future Senior Indebtedness of Parent.

        SECTION 10.02. Liquidation; Dissolution; Bankruptcy. (a) Upon any payment or distribution to creditors of the assets of Parent of any kind or character in a total or partial liquidation or dissolution of Parent or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Parent, whether voluntary or involuntary (including any assignment for the benefit of creditors and proceedings for marshaling of assets and liabilities of Parent) (an "INSOLVENCY OR LIQUIDATION PROCEEDING"), the holders of all Senior Indebtedness of Parent then outstanding will be entitled to payment in full in cash (including interest accruing subsequent to the filing of petition of bankruptcy or insolvency at the rate specified in the document relating to the applicable Senior Indebtedness, whether or not such interest is an allowed claim enforceable against Parent under applicable law) before the Holders of Exchange Debentures are entitled to receive any payment (other than payments made from a trust previously established pursuant to provisions described Section 8.02) on or with respect to the Exchange Debentures and until all Senior Indebtedness receives payment in full in cash, any distribution to which the Holders of Exchange Debentures would be entitled will be made to holders of Senior Indebtedness.

        (b) Notwithstanding anything to the contrary in Section 10.02, Holders of Exchange Debentures may continue to receive payments from the trust established pursuant to Article 8.


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




        SECTION 10.03. No Payment on Exchange Debentures in Certain Circumstances. (a) Upon the occurrence of any default in the payment of any principal of or interest on or other amounts due on any Designated Senior Indebtedness of Parent (a "PAYMENT DEFAULT"), no payment of any kind or character shall be made by Parent (or by any other Person on its or their behalf) with respect to the Exchange Debentures unless and until (i) such Payment Default shall have been cured or waived in accordance with the instruments governing such Indebtedness or shall have ceased to exist, (ii) such Designated Senior Indebtedness has been discharged or paid in full in cash in accordance with the instruments governing such Indebtedness or (iii) the benefits of this sentence have been waived by the holders of such Designated Senior Indebtedness or their representative, including, if applicable, the Agents, immediately after which Parent must resume making any and all required payments, including missed payments, in respect of its obligations under the Exchange Debentures.

        (b) Upon (i) the occurrence and continuance of an event of default (other than a Payment Default) relating to Designated Senior Indebtedness, as such event of default is defined therein or in the instrument or agreement under which it is outstanding, which event of default, pursuant to the instruments governing such Designated Senior Indebtedness, entitles the holders (or a specified portion of the holders) of such Designated Senior Indebtedness or their designated representative to immediately accelerate without further notice (except such notice as may be required to effect such acceleration) the maturity of such Designated Senior Indebtedness (whether or not such acceleration has actually occurred) (a "NON-PAYMENT DEFAULT") and (ii) the receipt by the Trustee and Parent from the trustee or other representative of holders of such Designated Senior Indebtedness of written notice (a "PAYMENT BLOCKAGE NOTICE") of such occurrence, no payment is permitted to be made by Parent (or by any other Person on its or their behalf) in respect of the Exchange Debentures for a period (a "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt by the Trustee of such notice and ending on the earliest to occur of the following events (subject to any blockage of payments that may then be in effect due to a Payment Default on Designated Senior Indebtedness): (w) such Non-payment Default has been cured or waived or has ceased to exist; (x) a 179-consecutive-day period commencing on the date such written notice is received by the Trustee has elapsed; (y) such Payment Blockage Period has been terminated by written notice to the Trustee from the Trustee or other representative of holders of such Designated Senior Indebtedness, whether or not such Non-payment Default has been cured or waived or has ceased to exist; and (z) such Designated Senior Indebtedness has been discharged or paid in full in cash, immediately after which, in the case of clause (w), (x), (y) or (z), Parent must resume making any and all required payments, including missed payments, in respect of its obligations under the Exchange Debentures. Notwithstanding the foregoing, (A) not more than one Payment Blockage Period may be commenced in any period of 365 consecutive days and (B) no default or event of default with respect to the Designated Senior Indebtedness of Parent that was the subject of a Payment Blockage Notice which existed or was continuing on the date of the giving of any Payment Blockage Notice shall be or serve as the basis for the giving of a subsequent Payment Blockage Notice whether or not within a period of 365 consecutive days unless such default or event of


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



default shall have been cured or waived for a period of at least 90 consecutive days after such date. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 365-day period in which no Payment Blockage Period is in effect.

        (c) Notwithstanding the foregoing, Holders of Exchange Debentures may receive and retain Permitted Junior Securities and payment from the money or the proceeds held in any defeasance trust described under Article 8, and no such receipt or retention will be contractually subordinated in right of payment to any Senior Indebtedness or subject to the restrictions described in this Article 10.

        SECTION 10.04. Acceleration of Exchange Debentures. If payment of the Exchange Debentures is accelerated because of an Event of Default, Parent shall promptly notify the Credit Facility Agent and each holder of the Senior Indebtedness of Parent of the acceleration.

        SECTION 10.05. When Distributions Must Be Paid Over. In the event that any payment or distribution of assets of Parent, whether in cash, property or securities, shall be received by the Trustee or the Holders of Exchange Debentures at a time when such payment or distribution is prohibited by this
Article 10, such payment or distribution shall be segregated from other funds or assets and held in trust for the benefit of the holders of Senior Indebtedness of Parent and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Indebtedness of the Parent remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of Parent may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of Parent held or represented by each, for application to the payment of all Senior Indebtedness of Parent, remaining unpaid, to the extent necessary to pay or to provide for the payment in full in cash of all such Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

        With respect to the holders of Senior Indebtedness of Parent, the Trustee undertakes to perform only such obligations on its part as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to any holders of the Senior Indebtedness of Parent shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Senior Indebtedness of Parent and shall not be liable to any holders of such Senior Indebtedness if the Trustee shall pay over or distribute to, or on behalf of, Holders or Parent or any other Person, money or assets to which any holders of such Senior Indebtedness are entitled pursuant to this Article 10, except if such payment is made at a time when a Trust Officer has knowledge that the terms of this Article 10 prohibit such payment.

        SECTION 10.06. Notice. Neither the Trustee nor the Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this Article 10, unless and until the Trustee or Paying Agent shall have received written notice thereof from Parent or one or more holders of


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



the Senior Indebtedness of Parent or a Representative of any holders of such Senior Indebtedness; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of the Senior Indebtedness of Parent (or a Representative thereof) to establish that such notice has been given.

        Parent shall promptly notify the Trustee and the Paying Agent in writing of any facts it knows that would cause a payment of principal of, or premium, if any, or interest on, the Exchange Debentures or any other Obligation in respect of the Exchange Debentures to violate this Article 10, but failure to give such notice shall not affect the subordination of the Exchange Debentures to the Senior Indebtedness of Parent provided in this Article 10 or the rights of holders of such Senior Indebtedness under this Article 10.

        SECTION 10.07. Subrogation. After all Senior Indebtedness of Parent has been paid in full in cash and until the Exchange Debentures are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari-passu with the Exchange Debentures) to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Indebtedness A distribution made under this
Article 10 to holders of the Senior Indebtedness of Parent that otherwise would have been made to Holders is not, as between Parent and Holders, a payment by Parent on its Senior Indebtedness.

        SECTION 10.08. Relative Rights. This Article 10 defines the relative rights of Holders and holders of the Senior Indebtedness of Parent. Nothing in this Indenture shall: (1) impair, as between Parent and Holders, the Obligations of Parent, which are absolute and unconditional, to pay principal of, and premium, if any, and interest on the Exchange Debentures in accordance with their terms; (2) affect the relative rights of Holders and the creditors of Parent other than their rights in relation to holders of the Senior Indebtedness of Parent; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of the Senior Indebtedness of Parent to receive distributions and payments otherwise payable to Holders.

        Nothing contained in this Article 10 or elsewhere in this Indenture or in any Exchange Debenture is intended to or shall impair, as between Parent and the Holders, the Obligations of Parent, which are absolute and unconditional, to pay to the Holders the principal of, and premium, if any, and interest on the Exchange Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of Parent other than the holders of the Senior Indebtedness of Parent, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of such Senior Indebtedness.


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        The failure to make a payment on account of principal of, or interest on the Exchange Debentures by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

        SECTION 10.09. Parent and Holders May Not Impair Subordination. (a) No right of any holder of the Senior Indebtedness of Parent to enforce the subordination as provided in this Article 10 shall at any time or in any way be prejudiced or impaired by any act or failure to act by Parent or by any noncompliance by Parent with the terms, provisions and covenants of this Indenture or the Exchange Debentures or any other agreement regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

        (b) Without in any way limiting Section 10.09(a), the holders of any Senior Indebtedness of Parent may, at any time and from time to time to the extent not otherwise prohibited by this Indenture, without the consent of or notice to any Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations to the holders of such Senior Indebtedness, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Indebtedness or any instrument evidencing or guaranteeing or securing such Senior Indebtedness or any agreement under which such Senior Indebtedness is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing or altering,
(x) the terms of such Senior Indebtedness, (y) any security for, or any Guarantee of, such Senior Indebtedness, (z) any liability of any obligor on such Senior Indebtedness (including any guarantor) or any liability Incurred in respect of such Senior Indebtedness) (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Indebtedness or any liability of any obligor thereon, to such holder, or any liability Incurred in respect thereof; (iii) settle or compromise any such Senior Indebtedness or any other liability of any obligor of such Senior Indebtedness to such holder or any security therefor or any liability Incurred in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Senior Indebtedness) in any manner or order; and (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Indebtedness or any liability of any obligor to the holders of such Senior Indebtedness or any liability Incurred in respect of such Senior Indebtedness.

        SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made, or a notice given, to holders of Senior Indebtedness of Parent, the distribution may be made and the notice given to their Representative, if any. If any payment or distribution of


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Parent's assets is required to be made to holders of any of the Senior
Indebtedness of Parent pursuant to this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree of any court of competent jurisdiction, or upon any certificate of a Representative of such Senior Indebtedness or a Custodian, in ascertaining the holders of such Senior Indebtedness entitled to participate in any such payment or distribution, the amount to be paid or distributed to holders of such Senior Indebtedness and all other facts pertinent to such payment or distribution or to this Article 10.

        SECTION 10.11. Rights of Trustee and Paying Agent. The Trustee or Paying Agent may continue to make payments on the Exchange Debentures unless prior to any payment date it has received written notice of facts that would cause a payment of principal of, or premium, if any, or interest on the Exchange Debentures to violate this Article 10. Only Parent, a Representative of Senior Indebtedness, or a holder of Senior Indebtedness that has no Representative may give such notice.

        To the extent permitted by the TIA, the Trustee in its individual or any other capacity may hold Indebtedness of Parent (including Senior Indebtedness) with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

        SECTION 10.12. Authorization to Effect Subordination. Each Holder of an Exchange Debenture by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes (including, without limitation, the timely filing of a claim for the unpaid balance of the Exchange Debenture that such Holder holds in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved).

        If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Holders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a Representative of any Senior Indebtedness of Parent are hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of the Holders.

                                    ARTICLE 11

                                   MISCELLANEOUS


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        SECTION 11.01. Trust Indenture Act Controls. If any provision of this
Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

        SECTION 11.02. Notices. Any notice or communication by Parent or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

    If to Parent:
        Eagle-Picher Holdings, Inc.
        250 East Fifth Street
        Cincinnati, Ohio 445202
        Telecopier: (513) 721-7010
        Attention: President

    If to the Trustee:

        Parent or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) the date receipt is acknowledged, if mailed by registered or certified mail; (iii) when answered back, if telecopied and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register maintained by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If Parent mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

        SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Exchange Debentures. Parent, the Trustee, the Registrar and any other Person shall have the protection of section 312(c) of the TIA.

        SECTION 11.04. Certificate and Opinion As to Conditions Precedent. Upon any request or application by Parent to the Trustee to take any action under this Indenture, Parent shall furnish to the Trustee: (a) an Officers' Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants,


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if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.

        SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to section 314(a)(4) of the TIA) shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (4) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.

        SECTION 11.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

        SECTION 11.07. Legal Holidays. If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day , and no interest shall accrue for the intervening period.

        SECTION 11.08. No Recourse Against Others. No director, officer, employee, incorporator or direct or indirect stockholder or Affiliate of Parent (other than Parent), as such, shall have any liability for any obligation of Parent under this Indenture or the Exchange Debentures or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting an Exchange Debenture waives and releases such Persons from all such liability and such waiver and release is part of the consideration for the issuance of the Exchange Debentures.

        SECTION 11.09. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 11.10. Initial Appointments, Compliance Certificates. Parent initially appoints the Trustee as Paying Agent, Registrar (subject to Section
2.03 and 2.06) and authenticating agent. The first compliance certificate to be delivered by Parent to the Trustee pursuant to Section 4.03 shall be for the fiscal year ending on the last day of Parent's fiscal year after the Exchange Date.

        SECTION 11.11. Governing Law. The internal laws of the State of New York shall govern this Indenture and the Exchange Debentures, without regard to the conflict of laws provisions thereof.

        SECTION 11.12. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of Parent or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.

        SECTION 11.13. Successors. All agreements of Parent in this Indenture and the Exchange Debentures shall bind any successors of Parent. All agreements of the Trustee in this Indenture shall bind its successor.

        SECTION 11.14. Severability. If any provision in this Indenture or in the Exchange Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 11.15. Third Party Beneficiaries. Holders of Senior Indebtedness are third party beneficiaries of this Indenture, and any of them (or their Representative) shall have the right to enforce the provisions of this Indenture that benefit such holders.

        SECTION 11.16. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture, and shall in no way modify or restrict any of the terms or provisions of this Indenture.

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date and year first written above.

                                          EAGLE-PICHER HOLDINGS, INC

                                          By:
                                              --------------------------------
                                              Name:
                                              Title:

Attest:

-----------------------------------
                                              [TRUSTEE]
                                              as Trustee

                                          By:
                                              --------------------------------
                                              Name:
                                              Title:

                                          By:
                                              --------------------------------
                                              Name:
                                              Title:

Attest:


--------------------------------------

                                                                       EXHIBIT A

                      (FORM OF FACE OF EXCHANGE DEBENTURE)

               [Legend if Security is a Global Exchange Debenture]

    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.06 AND 2.07 OF THE INDENTURE.

                           EAGLE-PICHER HOLDINGS, INC.

                      11 3/4% EXCHANGE DEBENTURES DUE 2008

No. ----------------                                              $------------
                                                            [CUSIP][CINS] NO.

        Eagle-Picher Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Parent", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of __________________ Dollars on March 1, 2008.

     Interest Payment Dates:   March 1 and September 1, commencing
                               on [the first such date after the Exchange Date]

     Record Dates:             February 15 and August 15

        Reference is hereby made to the further provisions of this Exchange Debenture set forth on the reverse hereof and as more fully specified in the Indenture, which further provisions shall for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, Parent has caused this instrument to be duly executed.

                                          EAGLE-PICHER HOLDINGS, INC.

                                          By:
                                              --------------------------------
                                              Name:
                                              Title:

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:
      ________________

     This is one of the Notes referred to in the within-mentioned Indenture.

                                      [Name of Trustee]
                                          as Trustee

                                      By:
                                          --------------------------------
                                                Authorized Signatory

                FORM OF ALTERNATIVE CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

                                      [Name of Trustee]
                                           as Trustee

                                      By:
                                          --------------------------------
                                                as Authenticating Agent

                                      By:
                                          --------------------------------
                                                  Authorized Signatory

                              FORM OF REVERSE OF NOTE

        1. INTEREST. Eagle-Picher Holdings, Inc. (the "Parent") promises to pay interest on the principal amount of this Exchange Debenture at the rate and in the manner specified below. Cash interest will accrue at 11 3/4% per annum until maturity and will be payable semi-annually in arrears in cash on March 1 and September 1 of each year commencing [ ], or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Exchange Debenture will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the original date of issue. To the extent lawful, Parent shall pay interest on overdue principal, premium, if any, and interest from time to time on demand at the rate of 13 3/4% per annum, compounded semi-annually. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. METHOD OF PAYMENT. Parent will pay interest on this Exchange Debenture to the Person who is the registered Holder of this Exchange Debenture at the close of business on the record date for the next Interest Payment Date, which record date shall be February 15 and August 15 of each year (each a "Record Date"). Holders must surrender Exchange Debentures to a Paying Agent, as defined below, to collect principal payments on such Exchange Debentures. Principal of, premium, if any, and interest, if any, on, the Exchange Debentures will be payable at the office or agency of Parent maintained for such purpose within the City and State of New York or, at the option of Parent by wire transfer of immediately available funds or, in the case of certificated securities only, by mailing a check to the registered address of the Holder. Until otherwise designated by Parent, Parent's office or agency will be the office of the Trustee maintained for such purpose.

        3. PAYING AGENT AND REGISTRAR. (a) ____________________ (the "Trustee") will initially act as the Paying Agent and Registrar. Parent may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. Parent or any of its Subsidiaries may act in any such capacity.

          (b) Pursuant to the Indenture, Parent has appointed the Trustee as transfer and exchange agent for the purpose of any transfer or exchange of the Exchange Debentures.

          (c) Holders shall present Exchange Debentures to the Trustee, as transfer and exchange agent.

        4. INDENTURE. Parent has issued the Exchange Debentures under an Indenture, dated as of _______________ (the "Indenture"), among Parent, as issuer of the Exchange Debentures and the Trustee. The terms of the Exchange Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code

'SS' 77aaa-77bbbb) as in effect on the date of the original issuance of the Exchange Debentures (the "Trust Indenture Act"). The Exchange Debentures are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned to them in the Indenture). The Exchange Debentures are unsecured general obligations of Parent limited to $141,910,000 in aggregate principal amount.

        5. REDEMPTION PROVISIONS. (a) The Exchange Debentures are not subject to any mandatory sinking fund redemption prior to maturity.

               (b) Except as set forth below in this Section 5, the Exchange Debentures may not be redeemed at the option of Parent prior to March 1, 2003. On March 1, 2003 and thereafter, the Exchange Debentures will be subject to redemption at the option of Parent, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount of the Exchange Debentures) set forth below, together with accrued and unpaid interest if any thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

    Year                                    Percentage
--------------------------------------------------------
2003....................................     105.875%
2004....................................     103.917%
2005....................................     101.958%
2006 and thereafter.....................     100.000%

               (c) If less than all of the Exchange Debentures are to be redeemed at any time, selection of the Exchange Debentures to be redeemed will be made by the Trustee from among the outstanding Exchange Debentures on a pro rata basis, by lot or by any other method permitted in the Indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder whose Exchange Debentures are to be redeemed at the registered address of such holder. On and after the redemption date, interest will cease to accrue on the Exchange Debentures or portions thereof called for redemption.

         6. MANDATORY OFFERS. (a) Within 30 days after any Change of Control Trigger Date or Asset Sale Trigger Date, Parent shall mail to the Trustee (who shall mail to each Holder) a notice stating certain details as set forth in
Section 3.08 of the Indenture in connection with the Offer that Parent is obligated under the Indenture to make to Holders in such circumstances.

               (b) Holders may tender all or, subject to Section 8 below, any portion of their Notes by completing the attachment hereto entitled "OPTION OF HOLDER TO ELECT PURCHASE" in an Offer.

               (c) Upon a Change of Control, any Holder of Exchange Debentures will have the right to cause Parent to purchase the Exchange Debentures of such Holder, in whole or in part in integral multiples of aggregate principal amount of $10,000, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, as provided in, and subject to the terms of the Indenture.

               (d) Upon there being at least $5,000,000 in Excess Proceeds relating to one or more Asset Sales, any Holder of Exchange Debentures will have the right to cause Parent to purchase the Exchange Debentures of such Holder, in whole or in part in integral multiples of aggregate principal amount of $10,000, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date such Net Proceeds Offer is consummated, as provided in, and subject to the terms of the Indenture.

               (e) Promptly after consummation of an Offer, (i) the Paying Agent shall mail or wire transfer, if permitted under the Indenture, to each Holder of Exchange Debentures or portions thereof accepted for payment an amount equal to Change of Control Price or Offered Price, as the case may be, (ii) with respect to any tendered Exchange Debenture not accepted for payment in whole or in part, the Trustee shall return such Exchange Debenture to the Holder thereof, and (iii) with respect to any Exchange Debenture accepted for payment in part, Parent shall issue and the Trustee shall authenticate and mail to each such Holder a new Exchange Debenture equal in principal amount to the unpurchased portion of the tendered Exchange Debenture.

               (f) Parent will (i) announce the results of the Offer to Holders on or as soon as practicable after the Purchase Date, and (ii) comply with Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations to the extent applicable to any Offer.

         7. EXCHANGE DEBENTURES TO BE REDEEMED OR PURCHASED. The Exchange Debentures may be redeemed or purchased in part, but only in multiples of $10,000 principal amount unless all Exchange Debentures held by a Holder are to be redeemed or purchased. On or after any date on which Exchange Debentures are redeemed or purchased, interest ceases to accrete or accrue, as the case may be, on the Exchange Debentures or portions thereof called for redemption or accepted for purchase on such date.

         8. DENOMINATIONS, TRANSFER, EXCHANGE. The Exchange Debentures are in registered form, without coupons, in denominations of $10,000 principal amount of maturity and integral multiples thereof. The transfer of Exchange Debentures may be registered and Exchange Debentures may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Exchange Debentures may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Exchange Debenture or portion of an Exchange Debenture selected for redemption or tendered pursuant to an Offer. Neither the Trustee nor the Registrar shall be required to issue, register the transfer of or exchange any Exchange Debenture (i) to register the transfer of or exchange any Exchange Debenture selected for redemption, (ii) to register the transfer of or exchange any Exchange Debenture for a period of 15 days before the mailing of a notice of redemption and ending on the date of such mailing, or (iii) to register the transfer or exchange of an Exchange Debenture between a record date and the next succeeding interest payment date.

        9. PERSONS DEEMED OWNERS. The registered Holder of an Exchange Debenture shall be treated as the owner of the Note for all purposes.

        10. AMENDMENTS AND WAIVERS. (a) Subject to certain exceptions, the Indenture and the Exchange Debentures may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Exchange Debentures (including consents obtained in connection with a tender offer or exchange offer for the Exchange Debentures), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Exchange Debentures may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Exchange Debentures (including consents obtained in connection with a tender offer or exchange offer for the Exchange Debentures); provided that:
(i) no such modification or amendment may, without the consent of the holders of 75% in aggregate principal amount of such series of Exchange Debentures then outstanding, amend or modify the obligations of Parent under Section 4.12 of the Indenture (or the definitions related thereto) that could adversely affect the rights of any holder of the Exchange Debentures; and (ii) without the consent of each holder affected, Parent and the Trustee may not: (w) extend the maturity of any Exchange Debenture; (x) affect the terms of any scheduled payment of interest on or principal of the Exchange Debentures (including without limitation any redemption provisions); (y) take any action that would subordinate the Exchange Debentures to any other Indebtedness of Parent (except as provided in Article 10), or otherwise affect the ranking of the Exchange Debentures; or (z) reduce the percentage of holders necessary to consent to an amendment, supplement or waiver to this Indenture.

               (b) Notwithstanding section 10(a) above, Parent and the Trustee may amend or supplement the Indenture or the Exchange Debentures, without the consent of any Holder, to: cure any ambiguity, defect or inconsistency; provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures; provide for the assumption of the obligations to the Holders of Parent, in the event of any merger or reorganization involving the Company, that is permitted under Article 5 of the Indenture; make any change that would provide any additional rights or benefits to Holders or does not adversely affect the legal rights under the Indenture of any Holder; comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        11. DEFAULTS AND REMEDIES. Events of Default include: (i) failure by Parent to pay interest on any of the Exchange Debentures when it becomes due and payable and the continuance of any such failure for 30 days; (ii) failure by Parent to pay the principal or premium, if any, on any of the Exchange Debentures when it becomes due and payable, whether at stated maturity, upon redemption, upon acceleration or otherwise; (iii) failure by Parent to comply with any of its agreements or covenants described under Article 5 of the Indenture, or in respect of its obligations to make a Change of Control Offer or a Net Proceeds Offer described in Section 4.12 and 4.13 of the Indenture, respectively; (iv) failure by Parent to comply with any other covenant in the Indenture and continuance of such failure for 60 days after notice of such failure has been given to Parent by the Trustee or by the holders of at least 25% of the aggregate principal amount of the Exchange Debentures then outstanding; (v) failure by Parent, the Company or any of its Restricted Subsidiaries to make any payment when due at final maturity after the expiration of any applicable grace period, in respect of any Indebtedness of Parent, the Company or any of such Restricted Subsidiaries, or the acceleration of the maturity of such Indebtedness by the holders thereof because of a default, with an aggregate outstanding principal amount for all such Indebtedness under this clause (v) of $10.0 million or more (but excluding in any event any such Indebtedness that is paid when so due after expiration of any applicable grace period, or upon acceleration of the maturity thereof, pursuant to any letter of credit); (vi) one or more final, non-appealable judgments or orders that exceed $10.0 million in the aggregate for the payment of money have been entered by a court or courts of competent jurisdiction against Parent or any Subsidiary of Parent and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; (vii) certain events of bankruptcy, insolvency or reorganization involving the Parent, the Company or any Significant Subsidiary.

        If an Event of Default (other than an Event of Default specified in clause (vii) above with respect to Parent), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to Parent, or the holders of at least 25% in aggregate principal amount of the Exchange Debentures then outstanding by written notice to Parent and the Trustee may declare all amounts owing under the Exchange Debentures to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of, premium, if any, and interest on the outstanding Exchange Debentures shall immediately become due and payable. If an Event of Default results from bankruptcy, insolvency or reorganization with respect to Parent, all outstanding Exchange Debentures shall become due and payable without any further action or notice. In certain cases, the holders of a majority in aggregate principal amount of the Exchange Debentures then outstanding may waive an existing Default or Event of Default and its consequences, except a default in the payment of principal of, premium, if any, and interest on the Exchange Debentures.

        In the case of an Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Parent with the intention of avoiding payment of the premium that Parent would have had to pay if Parent then had elected to redeem the Exchange

Debentures under the provisions of Article 3 of the Indenture and under the Exchange Debentures, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, upon the acceleration of the Exchange Debentures.

        The holders may not enforce the provisions of the Indenture or the Exchange Debentures except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the Exchange Debentures then outstanding may direct the Trustee in its exercise of any trust or power; provided however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal of, premium, if any, or interest on the Exchange Debentures) if the Trustee determines that withholding such notice is in the holders' interest.

        12. SUBORDINATION. (a) All Obligations owed under and in respect of the Exchange Debentures are subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full in cash of all Obligations owed under and in respect of all Senior Indebtedness of Parent, and the subordination of the Exchange Debentures is for the benefit of all holders of all Senior Indebtedness, whether outstanding on the Closing Date or Incurred thereafter. Parent agrees, and each Holder by accepting an Exchange Debenture agrees, to the subordination.

        13. TRUSTEE DEALINGS WITH PARENT. The Trustee in its individual or any other capacity may become the owner or pledgee of Exchange Debentures and may otherwise deal with the Parent or any of its Affiliates with the same rights it would have if it were not Trustee.

        14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or direct or indirect stockholder of Parent (other than Parent), as such, shall have any liability for any obligation of Parent under the Indenture or the Exchange Debentures or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting an Exchange Debenture waives and releases such Persons from all such liability, and such waiver and release is part of the consideration for the issuance of the Exchange Debentures.

        15. MERGERS AND CERTAIN OTHER TRANSACTIONS. Parent will not permit the Company, in a single transaction or a series of related transactions, (a) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Company's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company or the Company and its Subsidiaries (taken as a whole), or assign any of its obligations under the Notes and the Notes Indenture, to any Person or (b) adopt a Plan of Liquidation unless, in either case: (w) the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "SUCCESSOR"), is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Notes and the Notes Indenture; (x) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (w) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and (y) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (w) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (A) the Consolidated Net Worth of Parent would be at least equal to the Consolidated Net Worth of Parent immediately prior to such transaction and (B) the Company or the Successor, as the case may be, could meet the Coverage Ratio Incurrence Condition. For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

        16. GOVERNING LAW. This Exchange Debenture shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws provisions thereof.

        17. AUTHENTICATION. This Exchange Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent

        18. CUSIP/CINS NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP and CINS numbers, as applicable, to be printed on the Exchange Debentures and has directed the Trustee to use CUSIP and CINS numbers, as applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Exchange Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Exchange Debentures.

        Parent will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to: Eagle-Picher Acquisition, Inc., 250 East Fifth Street, Cincinnati, Ohio, Attention:
Secretary.


                               SCHEDULE OF EXCHANGES OF CERTIFICATED EXCHANGE DEBENTURES(1)

                      The following exchanges of a part of this Global Exchange Debenture for
                      Certificated Exchange Debentures have been made:
                                                                             Principal Amount of this
                   Amount of decrease in        Amount of increase in        Global Exchange              Signature of authorized
                   Principal Amount of this     Principal Amount of this     Debenture following          officer of Trustee or
                   Global Exchange              Global Exchange              such decrease (or            Exchange Debentures
Date of Exchange   Debenture                    Debenture                    increase)                    Custodian
---------------------------------------------------------------------------------------------------------------- -----------------




--------
(1) This schedule should only be added if the Exchange Debenture is issued in global form.

                            [FORM OF TRANSFER NOTICE]

        FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.:   -----------------------------------
Please print or typewrite name and address including zip code of assignee:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

the within Exchange Debenture and all rights thereunder, hereby irrevocably constituting and appointing -------------------------------------------
attorney to transfer said Exchange Debenture on the books of Parent with full power of substitution in the premises.

                    OPTION OF HOLDER TO ELECT PURCHASE

        If you elect to have this Exchange Debenture purchased by Parent pursuant to Section 4.12 of the Indenture, check the box: [ ]

        If you elect to have this Exchange Debenture purchased by Parent pursuant to Section 4.13 of the Indenture, check the box: [ ]

        If you elect to have only part of the principal amount of this Exchange Debenture purchased by Parent pursuant to Section 4.12 or 4.13 of the Indenture, state the portion of such amount (multiples of $10,000 principal amount only):

        $-------------------------.




Dated:                        Your signature:

----------------------        ------------------------------------------------
                              (Sign exactly as name appears on the other side of this Exchange Debenture)

Signature Guarantee:------------------------------------------------------

        (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), in accordance with the Securities Exchange Act of 1934, as amended.)

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